EXHIBIT 10.1
                          				  CREDIT AGREEMENT


                           			     by and among


                           				THE HOME DEPOT, INC.
				                                as Borrower,

                          				BANK OF AMERICA, N.A.,
 		                 as Administrative Agent and as a Lender,

                          				 WACHOVIA BANK, N.A.,
		                  as Syndication Agent and as a Lender

                     			    FIRST UNION NATIONAL BANK
				                                   and
                          				THE BANK OF NEW YORK,
                  		as Co-Documentation Agents and as Lenders

                               					   and

                 		THE LENDERS PARTY HERETO FROM TIME TO TIME

                          				September 17, 1999




                      			BANC OF AMERICA SECURITIES LLC,
	                	as Sole Lead Arranger and Sole Book Manager

                         					TABLE OF CONTENTS

                        				ARTICLE I DEFINITIONS

SECTION 1.01.  Definitions ..........................................1
SECTION 1.02.  Accounting Terms and Determinations..................18
SECTION 1.03.  References...........................................18
SECTION 1.04.  Use of Defined Terms.................................19
SECTION 1.05.  Terminology .........................................19
SECTION 1.06.  Alternate Currencies.................................19
SECTION 1.07.  Time.................................................19

                        				ARTICLE II THE CREDITS

SECTION 2.01.  Commitments to Lend..................................19
SECTION 2.02.  Method of Borrowing..................................20
SECTION 2.03.  Money Market Loans...................................22
SECTION 2.04.  Notes................................................25
SECTION 2.05.  Maturity of Loans....................................26
SECTION 2.06.  Interest Rates.......................................26
SECTION 2.07.  Fees; Calculations...................................27
SECTION 2.08.  Optional Termination or Reduction of Commitments.....28
SECTION 2.09.  Termination of Commitments...........................29
SECTION 2.10.  Optional Prepayments.................................29
SECTION 2.11.  Mandatory Prepayment.................................29
SECTION 2.12.  General Provisions as to Payments....................29
SECTION 2.13.  Computation of Interest and Fees.....................31
SECTION 2.14.  Swing Line...........................................31
SECTION 2.15.  Utilization of Offshore Currencies...................32
SECTION 2.16.  Increase in Total Revolving Credit Commitment........33

              			ARTICLE III CONDITIONS TO BORROWINGS

SECTION 3.01.  Conditions to First Borrowing........................34
SECTION 3.02.  Conditions to All Borrowings.........................35

     	ARTICLE IV-A REPRESENTATIONS AND WARRANTIES OF THE BORROWER

SECTION 4.01.  Corporate Existence and Power........................36
SECTION 4.02.  Corporate and Governmental Authorization;
           	   No Contravention.....................................36
SECTION 4.03.  Binding Effect.......................................36
SECTION 4.04.  Financial Information................................37
SECTION 4.05.  No Litigation........................................37
SECTION 4.06.  Compliance with ERISA................................37
SECTION 4.07.  Compliance with Laws; Payment of Taxes...............37

SECTION 4.08.  Significant Subsidiaries.............................37
SECTION 4.09.  Investment Company Act...............................38
SECTION 4.10.  Public Utility Holding Company Act...................38
SECTION 4.11.  Ownership of Property; Liens.........................38
SECTION 4.12.  No Default...........................................38
SECTION 4.13.  Full Disclosure......................................38
SECTION 4.14.  Environmental Matters................................38
SECTION 4.15.  Capital Stock........................................39
SECTION 4.16.  Margin Stock.........................................39
SECTION 4.17.  Solvency.............................................39
SECTION 4.18.  Year 2000 Compliance.................................39

          	ARTICLE IV-B REPRESENTATIONS AND WARRANTIES OF THE BANKS
                    			 AND THE AGENT

SECTION 4.19.  Agent and Bank Corporate Existence and Power.........40
SECTION 4.20.  Agent and Bank Binding Effect........................40

                      					ARTICLE V COVENANTS

SECTION 5.01.  Information..........................................40
SECTION 5.02.  Inspection of Property, Books and Records............41
SECTION 5.03.  Ratio of Consolidated Funded Debt to Consolidated Total
     	         Tangible Capital.....................................42
SECTION 5.04.  Negative Pledge......................................42
SECTION 5.05.  Maintenance of Existence.............................43
SECTION 5.06.  Dissolution..........................................43
SECTION 5.07.  Consolidations, Mergers and Sales of Assets..........43
SECTION 5.08.  Use of Proceeds......................................44
SECTION 5.09.  Compliance with Laws; Payment of Taxes...............44
SECTION 5.10.  Insurance............................................44
SECTION 5.11.  Maintenance of Property..............................44
SECTION 5.12.  Environmental Notices................................44
SECTION 5.13.  Environmental Matters................................45
SECTION 5.14.  Environmental Release................................45
SECTION 5.15.  Debt of Subsidiaries.................................45
SECTION 5.16.  Year 2000 Compliance.................................45

                       					ARTICLE VI DEFAULTS

SECTION 6.01.  Events of Default....................................45
SECTION 6.02.  Notice of Default....................................47

                      					ARTICLE VII THE AGENT

SECTION 7.01.  Appointment, Powers and Immunities...................48
SECTION 7.02.  Reliance by Agent....................................48
SECTION 7.03.  Defaults.............................................48
SECTION 7.04.  Rights of Agent as a Bank............................49
SECTION 7.05.  Indemnification......................................49
SECTION 7.06.  CONSEQUENTIAL DAMAGES................................49
SECTION 7.07.  Payee of Note Treated as Owner.......................50
SECTION 7.08.  Nonreliance on Agent and Other Banks.................50
SECTION 7.09.  Failure to Act.......................................50
SECTION 7.10.  Resignation or Removal of Agent......................50

           		ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION 8.01.  Basis for Determining Interest Rate Inadequate
          		   or Unfair......................................51
SECTION 8.02.  Illegality...........................................51
SECTION 8.03.  Increased Cost and Reduced Return....................52
SECTION 8.04.  Base Rate Loans Substituted for Euro-Dollar Loans....54
SECTION 8.05.  Compensation.........................................54

                     				ARTICLE IX MISCELLANEOUS

SECTION 9.01.  Notices..............................................54
SECTION 9.02.  No Waivers...........................................55
SECTION 9.03.  Expenses; Documentary Taxes..........................55
SECTION 9.04.  Indemnification; Limitation of Liability.............55
SECTION 9.05.  Sharing of Setoffs...................................58
SECTION 9.06.  Amendments and Waivers...............................59
SECTION 9.07.  No Margin Stock Collateral...........................59
SECTION 9.08.  Successors and Assigns...............................59
SECTION 9.09.  Confidentiality......................................61
SECTION 9.10.  Representation by Banks..............................62
SECTION 9.11.  Obligations Several..................................62
SECTION 9.12.  Georgia Law..........................................62
SECTION 9.13.  Severability.........................................62
SECTION 9.14.  Interest.............................................62
SECTION 9.15.  Interpretation.......................................63
SECTION 9.16.  Consent to Jurisdiction..............................63
SECTION 9.17.  Counterparts.........................................64

                     				EXHIBITS AND SCHEDULES

EXHIBIT A-1	...................FORM OF SYNDICATED LOAN NOTE	         A-1-1
EXHIBIT A-2	.................FORM OF MONEY MARKET LOAN NOTE	         A-2-1
EXHIBIT A-3	...................FORM OF SWING LINE LOAN NOTE	         A-3-1
EXHIBIT B ......FORM OF OPINION OF COUNSEL FOR THE BORROWER	           B-1
EXHIBIT C	................FORM OF ASSIGNMENT AND ACCEPTANCE	     C-1
EXHIBIT D-1	...FORM OF NOTICE OF BORROWING: SYNDICATED LOAN	         D-1-1
EXHIBIT D-2	...FORM OF NOTICE OF BORROWING: SWING LINE LOAN	         D-2-1
EXHIBIT E	...................FORM OF COMPLIANCE CERTIFICATE	     E-1
EXHIBIT F	......................FORM OF CLOSING CERTIFICATE	     F-1
EXHIBIT G	...............FORM OF MONEY MARKET QUOTE REQUEST	     G-1
EXHIBIT H	.......................FORM OF MONEY MARKET QUOTE	     H-1
EXHIBIT I	......................FORM OF AMENDMENT AGREEMENT	     I-1
EXHIBIT J	......................................COMMITMENTS	     J-1

Schedule 4.08......................Significant Subsidiaries	           S-1

                         CREDIT AGREEMENT

     	THIS CREDIT AGREEMENT, dated as of September 17, 1999, is made by and among:

     	THE HOME DEPOT, INC., a Delaware corporation, as the Borrower,

     	BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Bank and as Administrative Agent for the Banks, and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 9.08,

     	WACHOVIA BANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Bank and as Syndication Agent,

     	FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States, in its capacity as a Bank and as a Co-Documentation Agent, and

     	THE BANK OF NEW YORK, a state banking association organized and existing under the laws of New York, in its capacity as a Bank and as a Co-
Documentation Agent;

     	The parties hereto agree as follows:


                           ARTICLE I DEFINITIONS

     	SECTION 1.01. Definitions . The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

     	"Adjusted London Interbank Offered Rate" means, for any Interest Period, with respect to any Euro-Dollar Loan, the rate of interest per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher
1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Reserve Requirement. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     	"Adjusted Offshore Interbank Offered Rate" means, for any Interest Period, with respect to any Offshore Loans, the rate of interest per annum (rounded upwards to the nearest 1/100th of 1%) as follows:

    		Offshore  =  London Interbank Offered Rate        	Mandatory
	       Rate       ------------------------------    +         Cost
                          1- Reserve Requirement


The Adjusted Offshore Interbank Rate shall be adjusted automatically as to all Offshore Loans then outstanding as of the effective date of any change in the Reserve Requirement.

     	"Advance Date Exchange Rate" means, with respect to a specified Loan in an Alternate Currency, the Spot Rate of Exchange determined for the date such Loan is originally made.

     	"Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than a Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

	     "Agent" means Bank of America, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

     	"Agreed Rate" means for any Swing Line Loan the rate per annum quoted to the Borrower by the Swing Line Lender on the day of, or prior to, any Swing Line Borrowing and accepted by the Borrower with respect to such Swing Line Borrowing.

     	"Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

     	"Alternate Currency" means, collectively or individually as the context may indicate, the Offshore Currencies and the Alternate Offshore Currencies.

     	"Alternate Currency Equivalent Amount" means (a) with respect to a specified Alternate Currency, the amount denominated in such Alternate Currency and (b) with respect to a specified Dollar amount, the amount of Alternate Currency into which such Dollar amount would be converted based on the applicable Advance Date Exchange Rate.

      "Alternate Currency Loan" means a Loan to be made in an Alternate Currency as set forth in the applicable Notice of Borrowing or Money Market Quote, respectively.

     	"Alternate Offshore Currency" means any freely available currency other than Dollars, Euros, British Pounds Sterling or Canadian Dollars, that in the opinion of the bidding Bank in a Money Market Quote, in its sole discretion, is at the time of determination thereof freely traded in the offshore interbank foreign exchange markets and is freely transferable and convertible into Dollars in the United States currency market.

	"Applicable Margin" means (i) with respect to Base Rate Loans, 0%; and
(ii) with respect to Euro_Dollar Loans and Offshore Loans, (w) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is equal to or less than 0.25 to 1.0, 0.095%, (x) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.25 to 1.0 but equal to or less than 0.35 to 1.0, 0.090%, (y) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.35 to 1.0 but equal to or less than 0.45 to 1.0, 0.15%, and (z) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.45 to 1.0, 0.255%. The determination of the Applicable Margin from time to time shall be made in accordance with Section 2.07(b).

     	"Assignee" has the meaning set forth in Section 9.08(c).

     	"Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c) in the form attached hereto as Exhibit C.

     	"Authority" has the meaning set forth in Section 8.02.

     	"Bank" means Bank of America and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter become a Bank pursuant to Section 2.16 or execute anddeliver an instrument of assignment with respect to this Agreement pursuant to Section 9.08.

     	"Bank of America" means Bank of America, N.A., a national banking association organized under the laws of the United States, and its successors.

     	"Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and (ii) one_half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate shall be effective on the date of each such change.

     	"Base Rate Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(g), or Article VIII, as applicable.

     	"Borrower" means The Home Depot, Inc., a Delaware corporation, and its successors and its permitted assigns.

     	"Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans, a "Euro_Dollar Borrowing" if such Loans are Euro_Dollar Loans, an "Offshore Borrowing" if such Loans are Offshore Loans, and a "Swing Line Borrowing" if such Loans are Swing Line Loans made pursuant to Section 2.14. A Borrowing is a "Syndicated Borrowing" if it is made pursuant to Section 2.01, and a "Money Market Borrowing" if it is made pursuant to Section 2.03.

      "Business Day" means, (i) except as expressly provided in clauses (ii),
(iii) and (iv), any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, (ii) with respect to the selection, funding, interest rate, payment, and Interest Period of any Euro-Dollar Loan and any Money Market Loan denominated in Dollars, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement and foreign exchange transactions in London, England, New York, New York and Charlotte, North Carolina, (iii) with respect to the selection, funding, interest rate, payment and Interest Period for any Offshore Loan or Money Market Loan denominated in Euros, any day which is a Business Day as described in clause (ii) above, and on which TARGET (Trans-European Automated Real-time Gross settlement Express Transfer system) or any successor thereto is scheduled to be open for business, and (iv) with respect to the selection, funding, interest rate, payment and Interest Period for any Offshore Loan or Money Market Loan denominated in an Alternate Currency other than Euros, any day which is a Business Day as described in clause (ii) above, and on which the relevant Funding Bank is open for the transaction of business contemplated by this Agreement and on which dealings in the relevant Alternate Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Alternate Currency will be made or received hereunder.

      "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

     	"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. section 9601 et seq. and its implementing regulations and amendments.

     	"CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

     	"Change in Control" means (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d_3 of the Securities and Exchange Commission under the Securities Exchange
Act of 1934) of 40.0% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year,
(B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
(A) and individuals described in clause (B).

     	"Change of Law" shall have the meaning set forth in Section 8.02.

     	"Closing Certificate" has the meaning set forth in Section 3.01(d).

     	"Closing Date" means September 17, 1999.

     	"Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code.

     	"Commitment" means, with respect to each Bank, the amount in Dollars set forth on Exhibit J hereto, as such amount may be increased or decreased from time to time (a) pursuant to Sections 2.08 and 2.09, (b) to reflect any assignments to or by such Bank effected in accordance with Section 9.08, or
(c) to reflect any increase in the Total Revolving Credit Commitment pursuant to Section 2.16.

     	"Compliance Certificate" has the meaning set forth in Section 5.01(c).

     	"Consolidated Funded Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries consisting of (a) the types of Debt described in clauses (i), (ii), (iii) and (iv) of the definition of Debt contained in this Agreement, (b) an amount equal to 800.0% of the aggregate of all obligations under operating leases for the Fiscal Year following the last
Fiscal Year for which audited financial statements have been supplied to the Banks as contained in the Borrower's Annual Report on Form 10K, and (c) Guaranties of Debt of other Persons of the types described in clauses (a) and
(b) above, determined on a consolidated basis as of such date.

     	"Consolidated Net Worth" means at any time, Stockholders' Equity, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     	"Consolidated Operating Profits" means, for any period, the Operating Profits of the Borrower and its Consolidated Subsidiaries.

     	"Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

      "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of:

     	(A)	Any surplus resulting from any write_up of assets subsequent to
February 1, 1998;

     	(B)	All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;

     	(C)	To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

     	(D)	Loans or advances to stockholders, directors, officers or employees;
and

        (e) To the extent not included in (B) of this definition, deferred expenses.

     	"Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

     	"Consolidated Total Tangible Capital" means, at any time, the sum of (i) Consolidated Tangible Net Worth, and (ii) Consolidated Funded Debt.

     	"Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     	"Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) the capitalized lease obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts that have actually been paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (provided, that, for purposes of this clause (viii), non_recourse Debt in excess of the value of the asset securing such Debt shall not be counted), and (ix) all Debt of others Guaranteed by such Person.

     	"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     	"Default Rate" means, with respect to any Loan, on any day, the sum of 2% plus the interest rate (including the Applicable Margin) applicable to such Loan hereunder.

     	"Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred
Stock (other than dividends paid or payable in the form of additional Capital Stock).

     	"Dollar Equivalent Amount" means (a) the amount denominated in Dollars, and (b) with respect to a specified Alternate Currency amount, the amount of Dollars into which such Alternate Currency amount would be converted based on the applicable Advance Date Exchange Rate.

     	"Dollars" or "$" means dollars in lawful currency of the United States of America.

     	"EMU Legislation" means (a) a Treaty on European Union (the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993)) and (b) legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the Euro, in each case as amended or supplemented from time to time.

     	"Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

     	"Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

     	"Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements,whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

     	"Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

     	"Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental
Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

     	"Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

     	"Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

     	"Environmental Requirements" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, health, safety or any environmental matters or conditions, environmental protection or conservation, including without limitation, CERCLA; CERCLIS; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

     	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

        "Euro" and "e" each means the single official non-legacy currency denominated as the euro and constituting legal tender for the payment of public and private debts in the Participating Member States.

     	"Euro_Dollar Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Euro_Dollar Loan" means a Loan to be made as a Euro_Dollar Loan pursuant to the applicable Notice of Borrowing.

     	"Event of Default" has the meaning set forth in Section 6.01.

     	"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

     	"Fiscal Quarter" means any fiscal quarter of the Borrower.

     	"Fiscal Year" means any fiscal year of the Borrower.

     	"Funding Bank" means (a) in the case of Syndicated Loans, any banking institution approved by the Agent located within a country whose currency is an Offshore Currency and (b) in the case of Money Market Loans, any banking institution approved by the applicable Bank making such Money Market Loan located within a country whose currency has been approved by such Bank as an Alternate Currency for a particular Money Market Loan; provided that in the case of the Euro, the Funding Bank may be located in any Participating Member State.

     	"GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     	"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep_well, to purchase assets, goods, securities or services, to provide collateral security, to take_or_pay, or to maintain financial statement conditions or otherwise) or (ii) to the extent that such an arrangement would be considered to be a guaranty under GAAP, entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. For purposes hereof, the amount of any Guarantee shall be deemed to be equal to the lesser of (i) any stated amount of the guarantee or (ii) the outstanding amount of the obligation directly or indirectly guaranteed.

      "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "ha-zardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by_product, including, crude oil or any fraction thereof, or (d) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

     	"Interest Period" means, with respect to each Euro_Dollar Borrowing or Offshore Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third, sixth or ninth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

     	(a)	any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Business Day, as applicable, shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     	(b)	any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Business Day of the appropriate subsequent calendar month;

     	(c)	no Interest Period may be selected which begins before the Termination
Date and would otherwise end after the Termination Date; and

     	(d)	no nine-month Interest Period shall be available unless at the time the applicable Notice of Borrowing is delivered to the Agent every Bank can obtain funds for such a period in the applicable money markets, and in the event that any nine-month request cannot be satisfied as a result of this clause, upon notice to the Borrower, such request shall be deemed to be a request for a six-month Interest Period; provided that within one (1) hour of receipt of such notice from the Agent, the Borrower may notify the Agent that it elects not to make such Borrowing.

     	"Investment" means any investment in any other Person, by means of purchase or acquisition of obligations of or securities issued by such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person.

     	"Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

     	"Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset; exclusive, however, of (i) any liens for taxes or governmental charges either not yet delinquent or which are being contested in good faith by appropriate proceedings, (ii) liens not securing Debt which are created by or relating to any legal proceeding which at the time are being contested in good faith by appropriate proceedings or (iii) any other statutory or inchoate lien securing amounts other than Debt which are not delinquent.

     	"Loan" means a Base Rate Loan, Euro_Dollar Loan, Offshore Loan, Swing Line Loan, Syndicated Loan or Money Market Loan, and "Loans" means Base Rate
Loans, Euro_Dollar Loans, Offshore Loans, Swing Line Loans, Syndicated Loans or Money Market Loans, or any or all of them, as the context shall require.
	"Loan Documents" means this Agreement, the Notes, any other document to which the Borrower is a party evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes or the Loans, as such documents and instruments may be amended or supplemented from time to time.

     	"London Interbank Offered Rate" means, with respect to any Euro-Dollar Loan or Offshore Loan, for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100th of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits (a) in Dollars, in the case of a Euro_Dollar Loan, or (b) in the applicable Offshore Currency, in the case of an Offshore Loan, at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Euro_Dollar Loan or Offshore Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits
(a) in Dollars, in the case of a Euro-Dollar Loan or (b) in the applicable Offshore Currency, in the case of an Offshore Loan, at approximately 11:00
A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

     	"Mandatory Cost" means, with respect to Offshore Loans denominated in British Pounds Sterling, a percentage rate per annum determined by the Agent calculated in accordance with the following formula:

                                      BY + S(Y-Z) + (F x 0.01)
     	Mandatory Cost per annum   =  ------------------------
                                             100 _ (B+S)


where on the day of application of the formula:

     	B	=	The percentage of the Agent's Eligible Liabilities (in excess of any stated minimum) by reference to which the Bank of England and/or the
          Financial  Services  Authority  requires the Agent to hold on a non-
          interest bearing deposit account  in  accordance with its cash ratio requirements;

     	Y	=	The percentage rate per annum at which sterling deposits are offered by the  Agent  to leading banks in the London interbank market at or about 11:00 A.M. (London, England time) on that day for the relevant period;

      F = The rate of charge payable by the Agent to the Financial Services
          Authority under paragraph 2.02 or 2.03 (as appropriate) of the Fees Regulations (but where for this purpose the figure at paragraph 2.02b or 2.03b shall be deemed to be zero) and expressed in British Pounds Sterling per 1,000,000 Pounds Sterling of the Fee Base of the Agent;

     	S	=	The percentage of the Agent's Eligible Liabilities which the Bank of
          England (or other relevant United Kingdom  governmental authority or agency) requires the Agent to place as a Special Deposit; and

     	Z	=	The interest rate per annum payable by the Bank of England to the
          Agent on Special Deposits.

     	(a)	For the purposes of this definition:

         	(i)	   "Eligible Liabilities" and "Special Deposits" shall have the meanings given to them at the time of application of the above formula under or pursuant to the Bank of England Act 1998 or by the Bank of England (as appropriate);

         	(ii)  	"Fee Base" has the meaning given to it in the Fees Regulations;

         	(iii) 	"Fees Regulations" means any regulations governing the
                 payment of fees for banking supervision;

     	(b)	In the application of the above formula, B, Y, S, and Z are included in the formula as figures and not as percentages, e.g. if B = 0.5% and Y = 15%,
BY is calculated as 0.5 x 15 and not as 0.5% x 15%.  A negative result obtained from subtracting Z from Y is to be treated as zero.

      (c)	(i)  	The above formula is applied on the first day of each relevant period comprised in the relevant Interest Period.

         	(ii) 	Each rate calculated in accordance with the above formula is,if necessary, rounded upward to four decimal places.

     	(d)	The Agent may, from time to time, after consultation with the Borrower and the Banks, determine and notify to the Borrower and the Banks any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by any applicable regulatory authority in relation to Advances denominated in
British Pounds Sterling (including, without limitation, any requirements relating to British Pounds Sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrower, the Banks and the Agent.

     	"Margin Stock" means "margin stock" as defined in Regulations T, U or X.

      "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document, which, in the case of clauses (b) and (c), would reasonably be expected to result in either the Agent or any Bank not obtaining the practical realization of the significant benefits purported to be provided thereby; provided, however, that in no event shall either the Borrower's denial of access to the commercial paper market or the consequences thereof, in and of itself, be deemed to constitute a Material Adverse Effect.

     	"Money Market Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A_2, evidencing the obligation of the Borrower to repay Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

     	"Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03 hereof.

     	"Money Market Quote" has the meaning specified in Section 2.03.

     	"Money Market Quote Request" has the meaning specified in Section 2.03.

     	"Money Market Rate" has the meaning specified in Section 2.03.

     	"Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     	"Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     	"New Banks" has the meaning specified in Section 2.16(a).

     	"Notes" means, individually and collectively, as the context shall require, each of the Syndicated Loan Notes, the Money Market Loan Notes and the Swing Line Loan Note.

     	"Notice of Borrowing" has the meaning set forth in Section 2.02.

     	"Offshore Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Offshore Currency" means Euros, British Pounds Sterling and Canadian Dollars.

     	"Offshore Loan" means a Syndicated Loan to be made in an Offshore Currency
as set forth in the applicable Notice of Borrowing.	"Operating Profits"
means, as applied to any Person for any period, the operating income of such Person for such period, as determined in accordance with GAAP.

     	"Participant" has the meaning set forth in Section 9.08(b).

     	"Participating Member State" means each country which from time to time becomes a Participating Member State as described in EMU Legislation.

     	"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     	"Performance Pricing Determination Date" has the meaning set forth in
Section 2.07(c).

     	"Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

     	"Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

     	"Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

     	"Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

     	"Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person (i) required (by the terms of the governing instruments or at the option of the holder) to be mandatorily redeemed for cash at any time prior to the Termination Date (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof at any time prior to the Termination Date.

      "Refunding Loan" means a new Loan made on the day on which an outstanding Loan is maturing, the conversion of a Base Rate Borrowing to a Euro-Dollar Borrowing, or the conversion of a Euro_Dollar Borrowing to a Base Rate Borrowing, if and to the extent that the proceeds thereof are used for the purpose of paying such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrower pursuant to Section 2.02(d) or Section 2.14 or remitted to the Agent as provided in Section 2.12, in each case as con-templated in Section 2.02(e).

     	"Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     	"Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     	"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     	"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

     	"Required Banks" means at any time Banks having aggregate Commitments equal in amount to more than 50% of the Total Revolving Credit Commitment or, if the Commitments are no longer in effect, Banks holding more than 50% of the aggregate outstanding principal amount of the sum of (i) Syndicated Loans and
(ii) Money Market Loans.

     	"Reserve Requirement" means, at any time, the maximum rate (expressed as a percentage) at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal
Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted London Interbank Offered Rate or the Adjusted Offshore Interbank Offered Rate (as the case may be) is to be determined, or (ii) any category of extensions of credit or other assets which include Euro_Dollar Loans or Offshore Loans.

     	"Significant Subsidiary" means any Subsidiary of the Borrower with respect to which, as of the most recently completed Fiscal Quarter, either (i) the Borrower and its other Subsidiaries' investments in and advances to the Sub-sidiary exceed 10% of Total Assets, or (ii) the Borrower's and its other Subsidiaries' proportionate share of Total Assets (after intercompany eliminations) of the Subsidiary exceeds 10% of Total Assets; provided, however, that if there are two or more Subsidiaries with respect to which, as of the most recently completed Fiscal Quarter, either (i) the the Borrower's and its other Subsidiaries' investments in and advances to each such Subsidiary exceed 5% and are less than 10% of Total Assets, but the aggregate of such investments in and advances to such Subsidiaries exceeds 15% of Total Assets, or (ii) the Borrower's and its other Subsidiaries' proportionate share of Total Assets (after intercompany eliminations) of each such Subsidiary exceeds 5% and is less than 10% of Total Assets, but the aggregate proportionate share of Total Assets of such Subsidiaries exceeds 15% of Total Assets, then in either case, each such Subsidiary shall constitute a Significant Subsidiary.

     	"Spot Rate of Exchange" means (i) in determining the Dollar Equivalent Amount of a specified Alternate Currency amount as of any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of Dollars with such Alternate Currency at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date, and (ii) in determining the Alternate Currency Equivalent Amount of a specified Dollar amount on any date, the spot exchange rate determined by the Agent in accordance with its usual procedures for the purchase by the Agent of such Alternate Currency with Dollars at approximately 10:00 A.M. on the Business Day that is two (2) Business Days prior to such date.

     	"Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

     	"Stockholders' Equity" means, at any time, the stockholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Stockholders' Equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus,
(iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (e) translation adjustments for foreign currency transactions.

     	"Subsequent Participant" means each country that adopts the Euro as its lawful currency after January 1, 1999.

     	"Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

     	"Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of the Borrower pursuant to Section 2.14.

     	"Swing Line Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Swing Line Commitment" means a principal amount equal to $50,000,000.

     	"Swing Line Lender" means initially Bank of America as the lender of Swing Line Loans under Section 2.14 and thereafter any Bank which is successor to Bank of America as the Lender of Swing Line Loans under Section 2.14.

     	"Swing Line Loans" means loans made by the Swing Line Lender to the Borrower pursuant to Section 2.14 and shall be made at the Agreed Rate.

     	"Swing Line Loan Note" means the promissory note of the Borrower evidencing the Swing Line executed and delivered to the Swing Line Lender as provided in Section 2.04 substantially in the form of Exhibit A_3.

     	"Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

     	"Syndicated Borrowing" shall have the meaning given to such term in the definition of "Borrowing".

     	"Syndicated Loans" means Base Rate Loans, Euro_Dollar Loans or Offshore Loans made pursuant to the terms and conditions set forth in Section 2.01.

     	"Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A_1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

     	"Termination Date" means September 17, 2004.

     	"Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

     	"Transferee" has the meaning set forth in Section 9.08(d).

     	"Total Assets" means the total assets of the Borrower and its Consolidated Subsidiaries, determined as of the most recently completed Fiscal Quarter in accordance with GAAP.

     	"Total Alternate Currency Sublimit" means, with respect to the principal amount of Offshore Loans, the Dollar Equivalent Amount of fifty percent (50%) of the Total Revolving Credit Commitment then in effect.

     	"Total Revolving Credit Commitment" means a principal amount equal to
(a) $800,000,000 or (b) at such time as Exhibit J hereto is amended by the entering into of one or more amendment agreements pursuant to Section 2.16 hereof, an amount equal to up to $1,200,000,000, as such amounts are reduced from time to time in accordance with Section 2.08 or Section 2.09.

     	"Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     	"Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate outstanding principal amount of its Syndicated Loans and its pro rata share of any Swing Line Outstandings.

     	"Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     	"Year 2000 Compliant" means all computer applications (including those affected by information received from its suppliers and vendors) that are material to the Borrower's or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000;

     	"Year 2000 Problem" means the risk that computer applications used by the Borrower or any of its Subsidiaries (including those affected by information received from its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

     	SECTION 1.02. Accounting Terms and Determinations . Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

     	SECTION 1.03. References . Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

     	SECTION 1.04. Use of Defined Terms . All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

     	SECTION 1.05. Terminology . All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     	SECTION 1.06. Alternate Currencies . For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Alternate Currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Alternate Currency, shall be determined as set forth in the definitions of Dollar Equivalent Amount and Alternate Currency Equivalent Amount, as applicable.

     	SECTION 1.07. Time . Except as otherwise expressly provided, all dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

                        ARTICLE II THE CREDITS

     	SECTION 2.01. Commitments to Lend . Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans in Dollars or Offshore Currencies (as specified in the Notice of Borrowing) to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, (i) the Dollar Equivalent Amount of the aggregate principal amount outstanding of all Syndicated Loans by such Bank shall not exceed the amount of its Commitment, (ii) the Dollar Equivalent Amount of the aggregate principal amount of all Syndicated Loans, Money Market Loans and Swing Line Loans outstanding shall not exceed the Total Revolving Credit Commitment, and (iii) the Dollar Equivalent Amount of the aggregate principal amount of all Offshore Loans shall not exceed the Total Alternate Currency Sublimit. In the event that, at any time, any of the limits set forth in (i), (ii) or (iii) of the immediately preceding sentence are exceeded, the Borrower agrees to immediately make such payments and prepayments as shall be necessary to comply with each such provision. Each Syndicated Borrowing under this Section 2.01 shall be in the Dollar Equivalent Amount of an aggregate principal amount of (i) in the case of Base Rate Loans, $1,000,000 or any larger multiple of $500,000, and (ii) in the case of Euro_Dollar Loans and Offshore Loans, $5,000,000 (or the Dollar Equivalent Amount thereof in any Offshore Currency) or any larger multiple of $500,000
(or the Dollar Equivalent Amount thereof in any Offshore Currency), except that any such Syndicated Borrowing, whether a Base Rate Borrowing, a Euro_Dollar Borrowing or an Offshore Borrowing, may be in the Dollar
Equivalent Amount of the aggregate principal amount of the Unused Commitments. Each Syndicated Borrowing under this Section 2.01 shall be made from the several Banks ratably in proportion to their respective Commitments. Any
Bank's Money Market Loans shall not reduce such Bank's Commitment, or be included in calculating its Unused Commitment, for purposes of future
Borrowings under this Section 2.01. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by
Section 2.10, prepay Syndicated Loans and reborrow under this Section 2.01 at any time before the Termination Date.

     	SECTION 2.02. Method of Borrowing . (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D-1, prior to 12:00 P.M. (Noon) on the same day for a Base Rate Borrowing, prior to 12:00 P.M. (Noon) at least two (2) Business Days prior to each Euro_Dollar Borrowing, and prior to 10:30 A.M. at least three (3)
Business Days prior to each Offshore Borrowing, specifying:

     	    (i)   	the date of such Borrowing, which shall be a Business Day,

         (ii)  	the Dollar Equivalent Amount of the aggregate principal amount of such Borrowing,

        (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans, Euro_Dollar Loans or Offshore Loans,

         (iv) in the case of a Euro_Dollar Borrowing or an Offshore Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (v) in the case of an Offshore Borrowing, the Offshore Currency of such Borrowing.

     	(b)	Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such
Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     	(c)	At approximately 11:00 A.M. two (2) Business Days preceding the date specified for each Offshore Loan, the Agent shall determine the Advance Date
Exchange Rate and the applicable Adjusted Offshore Interbank Offered Rate.
Not later than 11:45 A.M. two (2) Business Days preceding the date specified for each Offshore Loan, the Agent shall provide the Borrower and each Bank notice by telefacsimile transmission of the Advance Date Exchange Rate applicable to such Offshore Loan, and the applicable Alternate Currency
Equivalent Amount and Dollar Equivalent Amount of such Offshore Loan and the applicable Adjusted Offshore Interbank Offered Rate.

     	(d)	Not later than 2:00 P.M. on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Dollars or the Dollar Equivalent Amount (as of two (2) Business Days prior to the date of such Loan) of the applicable Offshore Currency immediately available in Charlotte, North Carolina, to the Agent at its address referred to in Section
9.01. Unless any applicable condition specified in Article III has not been satisfied or waived, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address not later than 4:30 P.M. on the date of any relevant Syndicated Borrowing. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, (i) in the case of a Base Rate Borrowing, no later than 1:30 P.M. on the same day as such Base Rate Borrowing and (ii) in the case of any other type of Syndicated Borrowing, no later than 4:00 P.M.
on the Business Day before the date of a Syndicated Borrowing, stating that such Bank will not make a Loan in connection with such Syndicated Borrowing, the Agent shall, in relation to the Banks, be entitled to assume that such Bank will make a Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes any such Bank's ratable share of a Borrowing available to the Borrower, the Agent shall promptly notify (which notice may be telephonic) the Borrower of the identity of the Bank for whom such funds were advanced and the amount of such advance.
The Agent shall promptly notify (which notice may be telephonic) the Borrower of the details of any notice received from any Bank stating that any such Bank does not intend to make its ratable share of funds available in connection with any relevant Borrowing. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower
(and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent upon prior notice to the Borrower), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent reasonably and in good faith determines that it obtained (or could have obtained) overnight federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

        (e) If any Bank makes a new Syndicated Loan hereunder (or if the Swing Line Lender makes a Swing Line Loan under Section 2.14) on a day on which the Borrower is to repay all or any part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan (or, in the case of the Swing Line Lender, Swing Line Loan) to make such repayment as a Refunding Loan and only an amount equal to the difference
(if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Bank to the Agent as provided in paragraph (d) of this Section (or, in the case of a Swing Line Loan, by the Swing Line Lender pursuant to Section 2.14), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

     	(f)	Notwithstanding anything to the contrary contained in this Agreement, including, without limitation Section 2.01 and Section 2.03, no Borrowing may be made if there shall have occurred a Default or an Event of Default, which
Default or Event of Default shall not have been cured or waived.

     	(g)	In the event that a Notice of Borrowing fails to specify whether the
Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate
Loans, Euro_Dollar Loans or Offshore Loans, such Syndicated Loans shall be made as Base Rate Loans in Dollars.  If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an
Interest Period applicable thereto with the proceeds of a new Syndicated
Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new
Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the Dollar
Equivalent Amount of the principal amount of the Syndicated Loans so maturing and in the same currencies as the Syndicated Loans so maturing, and the
Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate
Loans.

     	(h)	Notwithstanding anything to the contrary contained herein, including, without limitation Section 2.01 and Section 2.03, there shall not be more than ten (10) Euro_Dollar Loans, Offshore Loans and/or Money Market Loans
outstanding at any given time.

     	SECTION 2.03. Money Market Loans . (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower in Dollars or any Alternate Currency. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03, provided that:

        	(i)   	there may be no more than ten (10) Euro_Dollar Loans, Offshore
Loans and/or Money Market Loans outstanding at any given time; and

        	(ii)  	the Dollar Equivalent Amount of the aggregate principal
amount of all Money Market Loans, together with the Dollar Equivalent Amount of the aggregate principal amount of all Syndicated Loans and all Swing Line Loans, at any one time outstanding shall not exceed the Total Revolving Credit Commitment at such time.

     	(b)	When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit G hereto (a "Money Market Quote Request")
so as to be received (x) in the case of Money Market Loans in Dollars, no later than 12:00 P.M. (Noon) at least one (1) Business Day prior to the date of the Money Market Borrowing proposed therein, or (y) in the case of Money
Market Loans in an Alternate Currency, no later than 10:30 A.M. at least three
(3) Business Days prior to the date of the Money Market Borrowing proposed therein, or (z) in either case, such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree, specifying:

         	(i)   	the proposed date of such Money Market Borrowing,
which shall be a Business Day (the "Borrowing Date");

         	(ii)  	the maturity date (or dates) (each a "Stated Maturity
Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing (which Stated Maturity Date shall be that date occurring from one (1) day to 270 days from the date of such Money Market Borrowing); provided, that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request);

         	(iii) 	the aggregate amount of principal to be received by
the Borrower as a result of such Money Market Borrowing, which shall be at least $1,000,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency), and in larger integral multiples of $500,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency), but shall not cause the limits specified in Section 2.03(a) to be violated; and

         	(iv)  	the currency of such Money Market Borrowing.

The Borrower may request offers to make Money Market Loans having up to three
(3) different Stated Maturity Dates in a single Money Market Quote Request; provided, that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing, and provided further, that each request in a different currency, whether in Dollars or an Alternate Currency, shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing.

     	(c)	(i)    Each Bank may, but shall have no obligation to, submit
a response containing an offer to make a Money Market Loan substantially in the form of Exhibit H hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided, that, if the Borrower's request under Section 2.03(b) specified more than one (1) Stated Maturity Date and/or more than one
(1) currency, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and/or each such currency, and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than (x) in the case of a proposed Money Market Borrowing that is in an Alternate Currency, 10:30 A.M. on the day that is at least two
(2) Business Days prior to the Borrowing Date, and (y) in the case of a proposed Money Market Loan that is in Dollars, 10:30 A.M. on the Borrowing Date; provided that any Money Market Quote submitted by Bank of America may be submitted, and may only be submitted, if Bank of America notifies the Borrower of the terms of the offer contained therein not later than 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes. Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         	(ii)  	Each Money Market Quote shall specify:

                	(A)	the proposed Borrowing Date and Stated Maturity Date
therefor;

                	(B)	the currency of such Money Market Loan;

                	(C)	the principal amounts of the Money Market Loan which the
quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $1,000,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency) or a larger integral multiple of $500,000
(or the Dollar Equivalent Amount thereof in any Alternate Currency), and (z)
may not exceed the Dollar Equivalent Amount of the principal amount of the
Money Market Borrowing for which offers were requested;

                	(D)	the rate of interest per annum (rounded upwards, if
necessary, to the nearest 1/100th of 1%) offered for each such Money Market
Loan, (such amounts being hereinafter referred to as the "Money Market Rate");
and

                  (E)   the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period) and, in particular, no Money Market Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

     	(d)    	The Agent shall as promptly as practicable after the Money Market
Quote is submitted, but in any event not later than (x) in the case of Money Market Loans in Dollars, 11:30 A.M. on the Borrowing Date and (y) in the case of Money Market Loans in an Alternate Currency, 11:30 A.M. on the day that is at least two (2) Business Days prior to the Borrowing Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market
Quote submitted by such Bank with respect to the same Money Market Quote
Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amounts of the Money Market Borrowing for which Money Market Quotes have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

      (e) Not later than (i) in the case of Money Market Loans in Dollars, 12:30 P.M. on the Borrowing Date and (ii) in the case of Money Market Loans in an Alternate Currency, 12:30 P.M. on the day that is at least two (2) Business Days prior to the Borrowing Date, the Borrower shall notify the Agent of its acceptance or nonacceptance of the Money Market Quotes so notified to it pursuant to Section 2.03(d) (and the failure of the Borrower to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of Money Market Quotes for each Stated Maturity Date that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

         	(i)   	the aggregate principal amount of each Money Market
Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

         	(ii)  	the aggregate principal amount of each Money Market Loan
comprising a Money Market Borrowing shall be at least $1,000,000 (or the Dollar Equivalent Amount thereof in any Offshore Currency) and in larger multiples of $500,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency), but shall not cause the limits specified in Section
2.03(a) to be violated;

         	(iii)	 acceptance of Money Market Quotes may only be made in
ascending order of Money Market Rates, beginning with the lowest rate so offered; and

         	(iv)  	the Borrower may not accept any Money Market Quote where the
Agent has advised the Borrower that such Money Market Quote fails to comply with Section 2.03(c)(ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation,
Section 2.03(a)).

If Money Market Quotes are made by two (2) or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which Money Market Quotes are accepted for the related Stated Maturity Date (after taking into account the acceptance of all Money Market Quotes with lower Money Market Rates, if any, offered by any Bank for such related Stated Maturity Date), then the principal amount of Money Market Loans in respect of which such Money Market Quotes are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such Money Market Quotes. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     	(f)	Any Bank whose Money Market Quote has been accepted shall, not later than 1:30 P.M. on the Borrowing Date, make the appropriate amount of such Money Market Loan available to the Agent at its address referred to in
Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available funds, not later than 4:30 P.M., in an account of the Borrower maintained with Bank of America.

     	SECTION 2.04. Notes . (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending office in an amount equal to the original principal amount of such Bank's Commitment.

     	(b)	The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the aggregate Commitments.

     	(c)	The Swing Line Loans shall be evidenced by a single Swing Line
Loan Note payable to the order of the Swing Line Lender for the account of its Lending Office in an amount equal to the Swing Line Commitment.

     	(d)	Upon receipt of each Bank's Notes pursuant to Section 3.01, the
Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided, that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required. In order to verify the Loans outstanding from time to time, at the request of the Borrower, the Agent shall furnish the Borrower with its records of transactions under this Agreement, in reasonable detail.

     	SECTION 2.05. Maturity of Loans . (a) Each Syndicated Loan included in any Syndicated Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period (if any) applicable to such Borrowing.

     	(b)	Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable upon the Stated Maturity Date therefor.

     	(c)	Each Swing Line Loan included in any Swing Line Borrowing shall mature, and the principal amount thereof shall be due and payable, on the date that is fourteen (14) days after the date of such Swing Line Borrowing.

     	(d)	Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

     	SECTION 2.06. Interest Rates . (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum, equal to the Base Rate for such date plus the Applicable Margin. Such interest shall be payable quarterly in arrears on the last business day of each March, June, September and December, commencing on September 30, 1999, until the Termination Date.

     	(b)	Each Euro_Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     	(c)	Each Offshore Loan shall bear interest on the outstanding
principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Offshore Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     	(d)	  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Agreed Rate. Such interest shall be payable on the maturity date of such Swing Line Loan, but in no event later than fourteen (14) days after the making of such Swing Line Loan

      (e) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum, equal to the applicable Money Market Rate set forth in the relevant Money Market Quote. Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated Maturity Date occurs more than three months after the date of the relevant Money Market Loan, at intervals of three months after the first day thereof.

     	(f)	In the event of default in payment of any principal on the Loans, interest on the overdue principal amount (and, to the extent permitted by applicable law, all accrued interest thereon) shall automatically and without notice bear interest at the Default Rate.

     	SECTION 2.07. Fees; Calculations . (a) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee (the "Facility Fee") on the Total Revolving Credit Commitment in effect for any relevant period, irrespective of usage, as follows: (i) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is equal to or less than
0.25 to 1.0, 0.055%, (ii) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.25 to 1.0 but less than or equal to 0.35 to 1.0, 0.060%, (iii) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.35 to 1.0 but less than or equal to 0.45 to 1.0, 0.075%, and (iv) if the Borrower's ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital is greater than 0.45 to 1.0, 0.095%. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each March 31, June 30, September 30 and December 31 and on the Termination Date.

     	(b) 	On any day on which the Dollar Equivalent Amount of the aggregate outstanding principal amount of all Loans (including the Syndicated Loans, Money Market Loans and Swing Line Loans), collectively, exceeds fifty percent (50%) of the Total Revolving Credit Commitment, the Borrower shall pay to the Agent for the ratable account of each Bank a utilization fee (the "Utilization Fee") of 0.10% on the Dollar Equivalent Amount of the aggregate outstanding amount of the Syndicated Loans. The Utilization Fee shall accrue on each day that the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Loans exceeds fifty percent (50%) of the Total Revolving Credit Commitment from and including the Closing Date to and including the Termination Date, and shall be payable, in arrears, on the last Business Day of each March, June, September and December, and on the Termination Date, commencing on September 30, 1999.

     	(c)	In determining the amounts to be paid by the Borrower pursuant to
Sections 2.06(b), 2.06(c) and 2.07(a), the Borrower and the Banks shall refer to the Borrower's most recent financial statements delivered to the Banks pursuant to Section 5.01(a) (together with the Compliance Certificate delivered in connection therewith, the "Audited Statements") and Section
5.01(b) (together with the Compliance Certificate delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date later than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin and fees to be paid shall not be effective, except to the extent hereinafter provided to the contrary within this Section 2.07(b), until the next succeeding Performance Pricing Determination Date (as such term is hereinafter defined); provided, further, that, should the Audited Statements reflect a ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital other than the ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital determined by the Unaudited Statements for the third Fiscal Quarter, then (i) should the Audited Statements reveal that the Borrower should have paid interest and fees at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date then the Borrower shall immediately pay to the Banks such amounts as are necessary to cause the Banks to have received the appropriate return, and (ii) should the Audited Statements reveal that the Borrower should have paid interest and fees at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Default shall be in existence, the Banks shall promptly pay to the Borrower such amounts as are necessary to cause the Banks to have received the appropriate return. For purposes hereof, "Performance Pricing Determination Date" shall mean each date that occurs 45 days after the end of each of the first three (3) Fiscal Quarters, and 90 days after the end of the last Fiscal Quarter, of the Borrower. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination. Notwithstanding the foregoing, for purposes of determining the amounts to be paid by the Borrower pursuant to Sections 2.06(b), 2.06(c) and 2.07(a) until the Performance Pricing Determination Date which occurs on or about December 15, 1999, the ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital shall conclusively be presumed to be greater than 0.25 to 1.0 but less than 0.35 to 1.0.

     	(d)	The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as agreed by the Agent and the Borrower, or either of them.

     	SECTION 2.08. Optional Termination or Reduction of Commitments . The Borrower may, upon at least three (3) Business Days' notice to the Agent (which notice the Agent shall promptly forward to the Banks), terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000, or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

     	SECTION 2.09. Termination of Commitments . The Commitments shall terminate on (i) the Termination Date or (ii) upon any earlier date specified in any notice of termination sent by the Agent (acting at the direction of the Required Banks) to the Borrower following a Change in Control, and upon any such termination, the Loans (together with accrued interest thereon and fees payable with respect thereto) then outstanding shall be due and payable on such date.

     	SECTION 2.10. Optional Prepayments . (a) The Borrower may, upon notice to the Agent (which notice the Agent shall promptly forward to the Banks) and payment to the Agent, for the ratable benefit of the Banks, of any amounts required by Section 8.05, prepay any Base Rate Borrowing (to the extent not precluded by Section 2.10(b)) in whole or in part at any time, in a minimum amount of at least $500,000, or any larger multiple of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such relevant Borrowing.

     	(b)	Subject to any and all payments required pursuant to the
provisions of Article VIII hereof, the Borrower may prepay all or any portion of the principal amount of any Money Market Loan, Euro_Dollar Loan or Offshore Loan prior to the end of the relevant Stated Maturity Date or Interest Period, respectively, applicable to such Loan, in a minimum amount of at least $500,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency), or any larger multiple of $500,000 (or the Dollar Equivalent Amount thereof in any Alternate Currency).

     	(c)	Upon receipt of a notice of prepayment pursuant to this Section
2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     	SECTION 2.11. Mandatory Prepayment . On each date on which the Commitments are reduced pursuant to Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the amount of the Total Revolving Credit Commitment, as then reduced.

     	SECTION 2.12. General Provisions as to Payments . (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. on the date when due, without offset, in federal funds or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Bank against amounts owing to such Bank by the Borrower in such order as such Bank shall elect) its ratable share of each such payment received by the Agent for the account of the Banks; provided, that, should the Agent actually receive any relevant payment from the Borrower prior to 1:00 P.M. on the date when due, the Agent shall initiate the distribution process (by wire or otherwise) to such Bank of each such Bank's ratable portion of any payment received by the Agent prior to 5:00 P.M.

     	(b)	Whenever any payment of principal of, or interest on, the Base
Rate Loans, Swing Line Loans or Money Market Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on, the Euro_Dollar Loans or Offshore Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day.

     	(c)	All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Bank, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's applicable Lending Office or any political subdivision thereof (all such non_excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Bank in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Bank additional amounts as may be necessary in order that the amount received by such Bank after the required withholding or other payment shall equal the amount such Bank would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Loan or fee relating thereto, the Borrower shall furnish any, at such Bank's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrower fails to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrower hereby agrees to compensate such Bank for, and indemnify them with respect to, the tax consequences of the Borrower's failure to provide evidence of tax payments or tax exemption.

     	Each Bank agrees, as soon as practicable after request by it of a request by the Borrower to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant taxes, establishing that it is entitled to receive payments of principal and interest under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided, that, if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrower shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

     	In the event any Bank receives a refund of any Taxes paid by the Borrower pursuant to this Section 2.12(c), it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided, however, if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

     	Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Banks contained in this Section 2.12(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     	SECTION 2.13. Computation of Interest and Fees . Interest on the Loans shall be computed on the basis of a year of 365/366 days, as to Base Rate
Loans and Swing Line Loans, and 360 days, as to Euro_Dollar Loans, Offshore Loans and Money Market Loans, in each case for the actual number of days elapsed, calculated as to each Interest Period or Stated Maturity Date, as applicable, from and including the first day thereof to but excluding the last day thereof. Facility Fees and any other fees payable hereunder from time to time shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     	SECTION 2.14.  Swing Line .   (a)  Notwithstanding any other provision
of this Agreement to the contrary, in order to administer the facilities provided for herein in an efficient manner and to minimize the transfer of funds between the Agent and the Banks, the Swing Line Lender shall make available Swing Line Loans in Dollars to the Borrower prior to the Termination Date. The Swing Line Lender shall not be obligated to make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of the Swing Line Lender the Borrower is not in compliance with all the conditions to the making of any Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed the Swing Line Commitment, or
(iii) if after giving effect to such Swing Line Loan, the aggregate outstanding principal amount of all Loans exceeds the Total Revolving Credit Commitment. The Company may, subject to the conditions set forth in the preceding sentence, borrow, repay and reborrow under this Section 2.14.
Unless notified to the contrary by the Swing Line Lender, Swing Line Borrowings shall be made in the minimum amount of $1,000,000 or, if greater, in amounts which are integral multiples of $500,000, or in the amount necessary to effect a Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by the Borrower made to the Swing Line

Lender not later than 12:00 P.M. (Noon) on the Business Day of the requested Swing Line Borrowing. Each such Notice of Borrowing shall specify the amount of the Swing Line Borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Upon receipt of a Notice of Borrowing as set forth in this Section 2.14(a), the Swing Line Lender shall make the funds of such Swing Line Loan available to the Borrower at the address of the Agent not later than 4:30 P.M. on the day of such Swing Line Borrowing. Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $1,000,000 or the aggregate amount of all Swing Line Outstandings.

     	(b)	The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender. Swing Line Loans shall bear interest solely at the Agreed Rate. Sections 2.06(d) and (f), with respect to the payment of all accrued and unpaid interest on Swing Line Loans and the accrual of interest at the Default Rate, shall apply to all Swing Line Loans.

     	(c)	Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to the pro rata portion of that Bank's Commitment. Upon demand made by the Swing Line Lender, each Bank shall, according to its pro rata participation of such Swing Line Loan, promptly provide to the Swing Line
Lender its purchase price therefor in an amount equal to its pro rata participation therein. Any amount paid by a Bank pursuant to demand of the Swing Line Lender of the purchase price of its participation in any such Swing Line Loan shall when made be deemed to be (i) provided that the conditions to making Syndicated Loans shall be satisfied, a Base Rate Loan, and (ii) in all other cases, the funding by each Bank of the purchase price of its participation in such Swing Line Loan. The obligation of each Bank so to provide its purchase price to the Swing Line Lender shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event.

     	The Borrower, at its option and subject to the terms hereof, may request a Borrowing pursuant to Section 2.02 in an amount sufficient to repay Swing
Line Outstandings on any date and the Agent shall provide from the proceeds of such Borrowing to the Swing Line Lender the amount necessary to repay such Swing Line Outstandings (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Borrowing in immediately available funds in the manner directed by the Borrower pursuant to Section 2.02(d). The proceeds of such Borrowings shall be paid to the Swing Line Lender for application to the Swing Line Outstandings and the Banks shall then be deemed to have made Loans in the amount of such Borrowings. The Swing Line shall continue in effect until the Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

     	SECTION 2.15.  Utilization of Offshore Currencies .   (a) Syndicated Loans
shall be available only in Offshore Currencies and in Dollars.

     	(b)	Each request for a Syndicated Loan or a Money Market Loan in an
Alternate Currency under a Notice of Borrowing or a Money Market Quote Request shall constitute the Borrower's request for a Loan of the Dollar Equivalent Amount of the amount of the Alternate Currency specified in such Notice of Borrowing or Money Market Quote Request, as the case may be, and for such Loan to be made available by the Banks to the Borrower in the Alternate Currency Equivalent Amount of such Dollar Equivalent Amount (determined based on the Advance Date Exchange Rate applicable to such Loan). The principal amount outstanding on any Loan in an Alternate Currency shall be recorded in the Agent's records in Dollars as if the Loan had initially been made in Dollars, based on the Dollar Equivalent Amount of the Loan in an Alternate Currency, as reduced from time to time by the Dollar Equivalent Amount (based on the Advance Date Exchange Rate applicable to such Loan) of any principal payments with respect to such Loan. For the purposes of determining the maximum principal amount outstanding hereunder, it is intended by the parties that all Loans shall be the functional equivalent of Loans made and repaid (based on the Advance Date Exchange Rate for each Loan) in Dollars. It is recognized that one or more Banks may elect to record Loans in Alternate Currencies. The Agent shall maintain records sufficient to identify at any time (i) the Advance Date Exchange Rate with respect to each Loan in an Alternate Currency and (ii) the portion of the aggregate principal amount of all Loans outstanding attributable to each Loan.

     	(c)	Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to (i) the liabilities for Debt of the Borrower to the Banks for Loans under or pursuant to this Agreement or (ii) each Bank's Commitment, any reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency of a Subsequent Participant to be paid to or by the Agent shall immediately, upon it becoming a Subsequent Participant, be replaced by a reference to such reasonably comparable amount (or an integral multiple thereof) in the Euro unit as the Agent may determine based on the applicable exchange rate of such national currency for the Euro.

     	(d)	The Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the Euro to the extent the Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the Euro. The Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or Banks to the extent such modifications are not disadvantageous to the Borrower and the Banks, upon notice thereto.

     	SECTION 2.16. Increase in Total Revolving Credit Commitment . (a) The Borrower, the Agent and any Bank or any other Person qualifying as an Assignee but for the absence of an assignment, or any combination of such Banks and such Persons (collectively, "New Banks"), may (in their sole discretion) enter into one or more amendment agreements substantially in the form of Exhibit I attached hereto and incorporated herein by reference without further approval of the Banks (or any other New Bank) pursuant to which each New Bank agrees to incur or increase, as the case may be, its Commitment so as to make available to the Borrower, subject to all conditions herein set forth, Loans in the maximum aggregate Dollar Equivalent Amount (for all New Banks) of up to $400,000,000 thereby increasing the Total Revolving Credit Commitment to up to the Dollar Equivalent Amount of $1,200,000,000; provided that

         	(i)   	there shall not then have occurred and be continuing any
Event of Default;

        	(ii)  	each such increase shall be in an amount at least equal to
$50,000,000 or an integral multiple of $10,000,000 in excess thereof; and

         	(iii) 	the Borrower shall execute and deliver to the Agent (A) a
Syndicated Loan Note for each New Bank, (B) a Money Market Note for each
Bank, (C) board resolutions of the Borrower certified by its secretary or assistant secretary approving and adopting such Syndicated Loan Notes and Money Market Loan Notes and authorizing the execution and delivery thereof, and (D) the legal opinion of either the general counsel of the Borrower or special counsel to the Borrower as to the due authorization, execution and delivery of the Syndicated Loan Notes and Money Market Loan Notes, the enforceability thereof and no conflict thereof with the articles of incorporation, bylaws and material agreements of the Borrower, all in form and substance substantially similar to such opinions delivered on the Closing Date in satisfaction of Section 3.01(d).

     	(b)	Upon the execution, delivery and acceptance of the documents required by this Section 2.16, each New Bank shall have all of the rights and obligations of a Bank under this Agreement. The Agent shall provide the Banks with notice of the revised Total Revolving Credit Commitment and the Commitment of each Bank, including the New Banks.



                ARTICLE III CONDITIONS TO BORROWINGS

      SECTION 3.01. Conditions to First Borrowing . The obligation of each Bank to make a Syndicated Loan, and of the Swing Line Lender to make a Swing Line Loan, on the occasion of the first Syndicated Borrowing or Swing Line Borrowing is subject to the satisfaction of the conditions set forth in
Section 3.02 and receipt by the Agent of the following:

     	(a)	from each of the parties hereto of a duly executed counterpart of this Agreement signed by such party;

     	(b)	a duly executed (i) Syndicated Loan Note and (ii) Money Market
Loan Note for the account of each Bank complying with the provisions of
Section 2.04;

     	(c)	a duly executed Swing Line Loan Note for the account of the Swing
Line Lender complying with the provisions of Section 2.04;

     	(d)	an opinion letter (together with any opinions of local counsel relied on therein) of Kelly R. Caffarelli, counsel to the Borrower, substantially in the form of Exhibit B, dated as of the Closing Date, and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

      (e) a certificate (the "Closing Certificate") substantially in the form of Exhibit F, dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

     	(f)	all documents which the Agent or any Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, the Notes, and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Agent, including, without limitation, a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower: (i) Certificate/Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation as to the good standing of the Borrower as a corporation in that state, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents;

     	(g)	a Notice of Borrowing or Money Market Quote Request, if applicable;

     	(h)	evidence reasonably satisfactory to the Agent that the Borrower has in force and effect insurance satisfying the requirements of Section 5.10;

     	(i)	letter agreement whereby the Credit Agreement dated as of December
20, 1995 by and among The Home Depot, Inc. and certain of the Banks is terminated and evidence of payment of all amounts outstanding thereunder; and

     	(j)	such other certificates or documents as the Agent or any Bank may reasonably request.

     	SECTION 3.02. Conditions to All Borrowings . The obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing and of the Swing Line Lender to make a Swing Line Loan, other than a Borrowing which consists solely of a Refunding Loan, is subject to the satisfaction of the following conditions:

     	(a)	receipt by the Agent (or, in the case of a Swing Line Loan, the
Swing Line Lender) of a Notice of Borrowing;

     	(b)	the fact that, immediately before and after giving effect to such
Borrowing, no Default or Event of Default shall have occurred and be continuing;

     	(c)	the fact that the representations and warranties of the Borrower contained in Article IV-A of this Agreement (other than the representation and warranty found in Section 4.04(b) and, after June 30, 2000, Section 4.18) shall be true on and as of the date of such Borrowing;

     	(d)	the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment;

      (e) the fact that, immediately after such Borrowing, the Swing Line Outstandings will not exceed the Swing Line Commitment;

     	(f)	the fact that, immediately after such Borrowing, the sum of (i)
the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Syndicated Loans, and (ii) the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Money Market Loans, and (iii) the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Swing Line Loans will not exceed the Total Revolving Credit Commitment; and

     	(g)	the fact that, immediately after such Borrowing, the Dollar
Equivalent Amount of the aggregate principal amount of all Offshore Loans shall not exceed the Total Alternate Currency Sublimit.

Each Borrowing (whether a Syndicated Borrowing, a Money Market Borrowing or a Swing Line Borrowing) hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c), (d), (e) and (f) of this Section, except to the extent they relate to a particular date only.


      ARTICLE IV_A REPRESENTATIONS AND WARRANTIES OF THE BORROWER
            	The Borrower represents and warrants that:

     	SECTION 4.01. Corporate Existence and Power . The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where the failure to so qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess any such licenses, authorizations, consents, or approvals would not reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 4.02. Corporate and Governmental Authorization; No Contravention . The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by_laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Significant Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Significant Subsidiaries.

     	SECTION 4.03. Binding Effect . This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and the bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

     	SECTION 4.04. Financial Information . (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 31, 1999 and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG LLP, copies of which have been delivered to each of the Banks, and the unaudited consolidated financial statements of the Borrower for the interim period ended August 1, 1999, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated, except, in the case of interim periods, as to the absence of footnotes and to normal year_end audit adjustments.

     	(b)	Since January 31, 1999, there has been no event, act, condition or occurrence having a Material Adverse Effect.

     	SECTION 4.05. No Litigation . There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 4.06. Compliance with ERISA . (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

     	(b)	Neither the Borrower nor, to the best of the Borrower's knowledge and belief, any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

     	SECTION 4.07. Compliance with Laws; Payment of Taxes . The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where (i) such compliance is being contested in good faith through appropriate proceedings or
(ii) the failure to be in compliance would not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes shown due and owing by such returns have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States federal income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended January 30, 1995.

     	SECTION 4.08. Significant Subsidiaries . Each of the Borrower's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where the failure to qualify would reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted, except where the failure to possess any such licenses, authorizations, consents or approvals would not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Significant Subsidiaries except for those Significant Subsidiaries listed on
Schedule 4.08 (as supplemented in writing from time to time by the Borrower), which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation.

     	SECTION 4.09. Investment Company Act . Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     	SECTION 4.10. Public Utility Holding Company Act . Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     	SECTION 4.11. Ownership of Property; Liens . Each of the Borrower and each of the Significant Subsidiaries of the Borrower has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.04.

     	SECTION 4.12. No Default . Neither the Borrower nor any of the Consolidated Subsidiaries of the Borrower is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     	SECTION 4.13. Full Disclosure . All written information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and correct in all material respects or based on what the Borrower in good faith believes to be reasonable estimates on the date as of which such information is stated or certified.

     	SECTION 4.14. Environmental Matters . (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. section 300,
(ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

     	(b)	No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

     	(c)	The Borrower, and each of its Subsidiaries and Affiliates, (i) has procured all Environmental Authorizations necessary for the conduct of its business, and (ii) is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower`s, and each of its Subsidiary's and Affiliate's, respective businesses, in each case set forth in either of clause (i) or (ii) where the failure to procure or non_compliance with which would reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 4.15. Capital Stock . All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, except where the failure to have complied with such laws would not reasonably be expected to have or cause a Material Adverse Effect. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries which are Significant Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Significant Subsidiaries (other than Wholly Owned Subsidiaries which are Significant Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

     	SECTION 4.16. Margin Stock . Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used for any purpose, including, without limitation, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, which violates, or which is inconsistent with, the provisions of Regulation U or Regulation X.

     	SECTION 4.17. Solvency . After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. section 18_2_22 or as defined in section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

     	SECTION 4.18. Year 2000 Compliance . The Borrower and its Subsidiaries have (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be materially and adversely affected by the Year 2000 Problem and
(ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis. The Borrower reasonably believes that all computer applications (including those affected by information received from its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will not later than September 30, 1999 be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

   ARTICLE IV_B REPRESENTATIONS AND WARRANTIES OF THE BANKS AND THE AGENT

     	The Agent and each Bank severally represents and warrants on behalf of itself, but not on behalf of any other Person, that:

     	SECTION 4.19. Agent and Bank Corporate Existence and Power . It is, respectively, a banking association or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate powers and all material governmental licenses, authorizations and approvals required to perform its obligations hereunder.

     	SECTION 4.20. Agent and Bank Binding Effect . This Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with its terms, provided that the enforceability hereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                          ARTICLE V COVENANTS

     	The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

     	SECTION 5.01.  Information .  The Borrower will deliver:

     	(a)	to the Agent, as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not reasonably acceptable to the Required Banks, except as permitted by Section
1.02;

     	(b)	to the Agent, as soon as available and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal
Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter (Fiscal Year only in the case of balance sheets) and the corresponding portion of the previous Fiscal Year, all certified (subject to the absence of footnotes and to normal year_end audit adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

     	(c)	to the Agent, simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit e (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 and 5.15 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     	(d)	to the Agent, within five (5) Business Days after any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      (e) to the Agent, promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     	(f)	to the Agent, promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S_8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

     	(g)	to the Agent, if and when any member of the Controlled Group (i)
gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

     	(h)	to the Agent, as applicable, from time to time such additional information, regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     	SECTION 5.02. Inspection of Property, Books and Records . The Borrower will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, representatives of the Agent at the Banks' expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be requested.

     	SECTION 5.03. Ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital . The ratio of Consolidated Funded Debt to Consolidated Total Tangible Capital will not exceed 0.60 to 1.00, calculated at the end of each Fiscal Quarter.

     	SECTION 5.04. Negative Pledge . Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

      (a)	Liens existing on the date of this Agreement securing Debt
outstanding on the date of this Agreement in an aggregate principal amount with respect to Debt for borrowed money and capital leases not exceeding $252,736,000;

     	(b)	any Lien existing on any asset of any (i) corporation or
partnership at the time such corporation or such partnership becomes a Consolidated Subsidiary, or (ii) Subsidiary at the time it becomes a Significant Subsidiary, and in either case not created in contemplation of such event;

     	(c)	any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

     	(d)	any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

      (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

     	(f)	Liens securing Debt owing by any Subsidiary to the Borrower;

     	(g)	any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

     	(h)	Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt (other than Debt arising from operating leases which become capital leases as required by GAAP) and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     	(i)	any Lien on Margin Stock;

     	(j)	Liens arising from any synthetic lease transaction pursuant to which the Borrower or any of its Subsidiaries is a lessee; and

      (k) Liens not otherwise permitted by the foregoing paragraphs of this Section securing Debt (other than indebtedness represented by the Notes) in an aggregate principal amount at any time outstanding not to exceed 20% of Consolidated Tangible Net Worth;

provided, however, that all Liens permitted by the foregoing paragraphs (a) through (i) and (k) shall at no time secure Debt in an aggregate amount greater than 25% of Consolidated Tangible Net Worth.

     	SECTION 5.05. Maintenance of Existence . The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried an and maintained, except as permitted by
Section 5.07; provided, however, that (i) any Subsidiary may be reincorporated under the laws of another state, and (ii) so long as no Event of Default shall be in existence or be caused thereby, nothing in this Agreement shall prevent the abandonment or termination of the existence, rights and franchises, or the change in the business of any Subsidiary which is not a Significant
Subsidiary, if, in the opinion of the Board of Directors of the Borrower, such abandonment, termination or change is in the best interest of the Borrower and not disadvantageous in any material respect to the Banks.

     	SECTION 5.06. Dissolution . Neither the Borrower nor any Significant Subsidiaries of the Borrower shall suffer or permit dissolution or liquidation either in whole or in part (except as permitted by Section 5.05) or redeem or retire any shares of its own stock or that of any Significant Subsidiary, except through corporate reorganization to the extent permitted by
Section 5.07.

     	SECTION 5.07. Consolidations, Mergers and Sales of Assets . The Borrower will not, nor will the Borrower permit any of its Significant Subsidiaries to, consolidate with or merge into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person; provided that (i) the Borrower may consolidate with or merge into another Person if (A) such Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Borrower is the corporation surviving such merger or consolidation and (C) immediately after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing, (ii) subsidiaries may consolidate with or merge into one another or into any other Person if, in the case of a merger or consolidation involving a Significant Subsidiary, (A) such other Person is a solvent corporation organized under the laws of the United States of America or one of its states, (B) the Person surviving such merger or consolidation is a Wholly Owned Subsidiary and (C) immediately after giving effect to such merger or consolidation no Event of Default shall have occurred and be continuing, (iii) the Borrower and its Subsidiaries may sell, lease or otherwise transfer assets among themselves, and (iv) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit, during any Fiscal Quarter, a transfer of assets (in a single transaction or in a series of related transactions) unless the aggregate assets to be so transferred, when combined with all other assets transferred during such Fiscal Quarter and the immediately preceding three (3) Fiscal Quarters, constituted more than 10% of Consolidated Total Assets at the end of such Fiscal Quarter and the three
(3) Fiscal Quarters immediately preceding such Fiscal Quarter.

     	SECTION 5.08. Use of Proceeds . No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) to fund any tender offer for, or other acquisition of, stock of any other Person with a view towards obtaining control of such other Person at a time when the board of directors thereof shall not have approved such acquisition of control, (ii) for the purpose of purchasing or carrying any Margin Stock, or (iii) for any purpose which would result in the violation of any applicable law or regulation the effect of which would reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 5.09. Compliance with Laws; Payment of Taxes . The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to so comply would not reasonably be expected to have or cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, would become a lien against the property of the Borrower or any of their Subsidiaries, except (i) liabilities being contested in good faith and against which, if requested by the Agent, the Borrower will set up reserves in accordance with GAAP or (ii) where the failure so to pay would not reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 5.10. Insurance . The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in substantially such amounts and against substantially such risks as are usually insured against in the same general area by companies of established repute and of similar size and financial strength engaged in the same or similar business.

     	SECTION 5.11. Maintenance of Property . The Borrower shall, and shall cause each Significant Subsidiary to, maintain to the extent commercially reasonable all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

     	SECTION 5.12. Environmental Notices . The Borrower shall furnish to the Banks and the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; provided, that, no such notification will be required, unless any of the foregoing facts, events or conditions would reasonably be expected to have or cause a Material Adverse Effect.

     	SECTION 5.13. Environmental Matters . The Borrower and its Subsidiaries will not use, produce, manufacture, process, treat, recycle, generate, store, dispose of or manage at the Properties, or otherwise handle, or ship or transport to or from the Properties, any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance in all material respects with applicable Environmental Requirements, and will take commercially reasonable steps to prohibit any Third Party from doing any of the acts prohibited by the foregoing.

     	SECTION 5.14. Environmental Release . The Borrower agrees that upon obtaining knowledge of the occurrence of an Environmental Release at or on any of the Properties it will act promptly to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

     	SECTION 5.15. Debt of Subsidiaries . The Borrower shall not permit any Subsidiary to incur any Debt except for (i) Debt owing to the Borrower or another Subsidiary and (ii) other Debt which shall not exceed in the aggregate for all Subsidiaries an amount in excess of 20% of Consolidated Net Worth.

      SECTION 5.16. Year 2000 Compliance . At any time prior to June 30, 2000, the Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those affected by information received from its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                          ARTICLE VI DEFAULTS

     	SECTION 6.01. Events of Default . If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     	(a)	the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five (5) Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five (5) Business Days after such fee or other amount becomes due; or

     	(b)	the Borrower shall fail to observe or perform any covenant
contained in Sections 5.02(ii), 5.03 to 5.08, inclusive, or Section 5.15; or

     	(c)	the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) any of the chief executive, chief financial, chief operating, chief legal or chief accounting officer of the Borrower otherwise becomes aware of any such failure; or

     	(d)	any representation, warranty, certification or statement made by the Borrower in Article IV-A of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

      (e) the Borrower or any Significant Subsidiary shall fail to make any payment in respect of Debt (exclusive of Debt owing between and among the Borrower and its respective Subsidiaries) outstanding in an aggregate amount in excess of $75,000,000 (other than the Notes) when due or within any applicable grace period; or

     	(f)	 any event or condition shall occur which results in the
acceleration of the maturity of Debt for money borrowed outstanding in an aggregate amount in excess of $75,000,000 of the Borrower or any Significant Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Significant Subsidiary) or enables the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Significant Subsidiary); or

     	(g)	the Borrower or any Significant Subsidiary shall commence a
voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

     	(h)	an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

     	(i)	one or more judgments or orders for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

     	(j)	one or more federal tax liens securing an aggregate amount in excess of $25,000,000 shall be filed against the Borrower or any Significant Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

     	(k)	the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Banks, by notice to the Borrower, declare the Notes (together with accrued interest thereon) to be, and the Notes and all outstanding principal amounts thereunder shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes and all outstanding principal amounts thereunder (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.

     	SECTION 6.02. Notice of Default . The Agent shall give notice to the Borrower of any Default under Section 6.01(c), promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                           ARTICLE VII THE AGENT

     	SECTION 7.01. Appointment, Powers and Immunities . Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys_in_fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys_in_fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

     	SECTION 7.02. Reliance by Agent . The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     	SECTION 7.03. Defaults . The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     	SECTION 7.04. Rights of Agent as a Bank . With respect to the Loans made by it, Bank of America in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Bank of America in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

     	SECTION 7.05. Indemnification . Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding legal fees, to the extent excluded from the indemnification provisions of Section 9.04 pursuant to Section 9.04(b)(v) and, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     	SECTION 7.06. CONSEQUENTIAL DAMAGES . THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY BANK, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER SHALL NOT BE RESPONSIBLE OR LIABLE TO THE AGENT, ANY BANK OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     	SECTION 7.07. Payee of Note Treated as Owner . The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     	SECTION 7.08. Nonreliance on Agent and Other Banks . Each Bank agrees that it has, independently and without reliance on the Agent or any other
Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

     	SECTION 7.09. Failure to Act . Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

     	SECTION 7.10. Resignation or Removal of Agent . Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent; provided, that, so long as no Event of Default shall have occurred and then be continuing, the Borrower shall have the right to consent to any successor Agent (which consent (x) in the case of any Bank being appointed successor Agent, shall not be unreasonably withheld, and (y) in the case of the appointment of any other Person as successor Agent, may be withheld in the discretion of the Borrower). If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

            ARTICLE VIII CHANGE IN CIRCUMSTANCES; COMPENSATION

     	SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

     	(a)	the Agent reasonably and in good faith determines that deposits in
Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

     	(b)	the Required Banks advise the Agent that the London Interbank
Offered Rate, as reasonably determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding Euro_Dollar Loans or Offshore Loans, as applicable, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans or Offshore Loans, as applicable, shall be suspended. After the Agent has provided notice to the Borrower in connection with this Section 8.01, unless the Borrower notifies the Agent on or before the date of any such relevant Euro_Dollar Borrowing or Offshore Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     	SECTION 8.02. Illegality . If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the official interpretation or official administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro_Dollar Loans or Offshore Loans, as applicable, and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro_Dollar Loans or Offshore Loans, as applicable, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. If by reason of any such Change of Law any such Bank may not lawfully continue to maintain and fund any of its outstanding Euro_Dollar Loans or Offshore Loans, as applicable, to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the Dollar Equivalent Amount of the then outstanding principal amount of each Euro_Dollar Loan or Offshore Loan, as applicable, of such Bank, together with accrued interest thereon.
Concurrently with prepaying each such Euro_Dollar Loan or Offshore Loan, as applicable, the Borrower shall borrow a Base Rate Loan in an equal Dollar Equivalent Amount of the then outstanding principal amount of each Euro_Dollar Loan or Offshore Loan, as applicable, from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro_Dollar
Loans or Offshore Loans, as applicable, of the other Banks), and such Bank shall make such a Base Rate Loan.

     	SECTION 8.03. Increased Cost and Reduced Return . (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any official request or directive (whether or not having the force of law) of any Authority:

         	(i)   	shall subject any Bank (or its Lending Office) to any tax,
          duty or other charge on its Euro-Dollar Loans, Offshore Loans or Money Market Loans, its Syndicated Loan Notes (insofar as they evidence Euro_Dollar Loans or Offshore Loans) or Money Market Loan Notes, or its obligation to make Euro_Dollar Loans, Offshore Loans or Money Market Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Euro_Dollar Loans, Offshore Loans or Money
          Market Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Euro_Dollar Loans, Offshore Loans or Money Market Loans (except for changes in the rate of tax on the overall net income or gross receipts of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

         	(ii)  	shall impose, modify or deem applicable any reserve,
          special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro_Dollar Loan or Offshore Loan any such requirement included in an applicable Reserve Requirement) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

         	(iii) 	shall impose on any Bank (or its Lending Office) or on
          the United States market or the London interbank market any other condition affecting its Euro-Dollar Loans, Offshore Loans or Money Market Loans, Notes, or its obligation to make Euro_Dollar Loans, Offshore Loans or Money Market Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably determined by such Bank to be material, then 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that no such amount may be claimed by any Bank which is attributable to periods prior to the date which is sixty
(60) days preceding the date on which the officer of the Bank having primary responsibility for asset liability management shall have obtained actual knowledge of such demand. At any time within ninety (90) days after payment by the Borrower of any material amount to any Bank pursuant to paragraph (a) or (b) of this Section, so long as no Event of Default shall be in existence, the Borrower may require by written notice to that Bank that (i) it assign its pro rata share of the Commitment to another Bank or to a bank or other financial institution selected by the Borrower and reasonably acceptable to the Agent as an assignee which is willing to accept such assignment or (ii) it surrender its Commitment and terminate its rights and obligations as a Bank hereunder, concurrently with a reduction by the Borrower of the Total Revolving Credit Commitment by an amount equal to the Commitment held by such surrendering Bank.

     	(b) 	If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the official interpretation or official administration thereof, or compliance by any Bank (or its Lending Office), or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Banks or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount reasonably determined by such Bank or such controlling Person to be material, then from time to time, within 15 days after demand by such Bank or such controlling Person, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction; provided that no such amount may be claimed by any Bank which is attributable to periods prior to the date which is sixty (60) days preceding the date on which the officer of the Bank having primary responsibility for asset liability management shall have obtained actual knowledge of such demand.

     	(c)	Each Bank will promptly notify the Borrower and the Agent of any event of which its officer having primary responsibility for asset liability management has knowledge, which occurs or is expected to occur after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     	(d)	The provisions of this Section 8.03 shall (i) be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

     	SECTION 8.04. Base Rate Loans Substituted for Euro_Dollar Loans or Off-Shore Loans . If (i) the obligation of any Bank to make or maintain
Euro_Dollar Loans or Offshore Loans has been suspended pursuant to Section
8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least five (5) Business Days prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     	(a)	all Loans which would otherwise be made by such Bank as
Euro_Dollar Loans or Offshore Loans, as applicable, shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro_Dollar Loans or Offshore Loans, as applicable, of the other Banks), and

     	(b)	after each of its Euro_Dollar Loans or Offshore Loans, as
applicable, has been repaid, all payments of principal which would otherwise be applied to repay such Euro_Dollar Loans or Offshore Loans, as applicable, shall be applied to repay its Base Rate Loans instead.

     	SECTION 8.05. Compensation . Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:

     	(a)	any payment or prepayment (pursuant to Section 8.02 or otherwise)
of a Euro_Dollar Loan, Offshore Loan or Money Market Loan on a date other than the last day of an Interest Period for such Loan; or

     	(b)	any failure by the Borrower to borrow (other than due to a refusal by the Agent or any of the Banks to fund under Section 2.02(d) notwithstanding satisfaction of the conditions set forth in Section 3.02), a Euro_Dollar Loan or Offshore Loan on the date for the Euro_Dollar Borrowing or Offshore
Borrowing of which such Euro_Dollar Loan or Offshore Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02.

                              ARTICLE IX MISCELLANEOUS

     	SECTION 9.01. Notices . All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

     	SECTION 9.02. No Waivers . No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     	SECTION 9.03. Expenses; Documentary Taxes . The Borrower shall pay (i) all reasonable out_of_pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with (A) the preparation of this Agreement and the other Loan Documents, and (B) any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable out_of_pocket expenses reasonably incurred by the Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out_of_pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

     	SECTION 9.04. Indemnification; Limitation of Liability . (a) Subject to the provisions of paragraph (c) below, the Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities or damages to which any of them may become subject, insofar as such losses, liabilities or damages arise out of or result from

         	(i)   any actions, suits, proceedings (including any investigations or inquiries, actual or threatened) or claims by third parties against or involving any Indemnitee related to the actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder (collectively, "Claims" and individually, a "Claim"), or

	      (ii)	 breach by the Borrower of this Agreement or any other Loan
          Document, or

	      (iii)	 any actions taken by the Agent or any of the Banks to
enforce this Agreement or any of the other Loan Documents against the Borrower at a time when an Event of Default shall have occurred and then be continuing,

and the Borrower shall reimburse the Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for the reasonable out_of-pocket expenses (including, without limitation, reasonable legal fees) actually and reasonably incurred in connection with any such Claim, breach or action.

     	(b) 	In no event shall the indemnity provided for in Section 9.04(a)
extend to any Claim or disbursement of any Indemnitee resulting from, pertaining to or arising in any manner out of, or in any manner relating to any Claim or disbursement which (i) is the subject matter of another indemnity provision (for which the Borrower is the indemnitor) of this Agreement, (ii) the willful misconduct or gross negligence of such Indemnitee, (iii) any breach by such Indemnitee of its representations or obligations under any Loan Document, (iv) the violation by such Indemnitee of any law, rule or regulation binding upon such Indemnitee (including without limitation any law, rule or regulation governing the operation of national banks), (v) any costs, fees or expenses arising out of the acquisition or transfer by such Indemnitee of any interest in the Notes or the Loan Documents except any such transfer (x) in connection with the exercise of remedies hereunder in accordance with the terms of Section 6.01 hereof after the occurrence of an Event of Default or
(y) occurring at the direction of the Borrower, (vi) is one with respect to which any Indemnitee has a right to participate in a proceeding with respect to such Claim, if such Indemnitee refuses to implead, to the extent reasonable and practicable, any party whom the Borrower believes is ultimately responsible with respect to such Claims or to assert, to the extent reasonable and practicable, any cross_claims the Borrower deems appropriate where it is not possible for the Borrower to assert such rights itself or (vii) the economic assumptions underlying any Indemnitee's entry into the transactions contemplated by or related to this Agreement proving to be incorrect, thereby reducing the expected economic return to such Indemnitee, except to the extent such assumptions were based on representations of the Borrower herein or financial information provided by the Borrower pursuant hereto or because the Borrower's exercise of any of its rights hereunder in accordance with the terms of this Agreement decreases the expected economic return to such Indemnitee.

     	The following shall apply to all claims for indemnity under this Section 9.04:

         (A)   	If any Indemnitee has actual knowledge of any Claim hereby
         indemnified against it, it shall give prompt written notice thereof to the Borrower; provided, however, that the failure of an Indemnitee to give such notice shall not relieve the Borrower of its obligations hereunder, unless such failure prejudices the Borrower's ability to contest such claim in any material respect. Any payment made by the Borrower to an Indemnitee pursuant to this Section 9.04 shall not be deemed to be a waiver or release of any right or remedy (including any remedy of damages) the Borrower may have against such Indemnitee if, as a result of the failure by an Indemnitee to give the Borrower notice in accordance with the preceding sentence, the Borrower is prejudiced in any material respect in the exercise of its rights to contest the Claims indemnified against pursuant to this Section 9.04.

         (B)   	Each Claim against an Indemnitee by a third party shall, if
         reasonably requested by the Borrower, be contested by the Indemnitee in good faith by appropriate proceedings, provided that the Borrower shall indemnify such Indemnitee in full in respect of any reasonable out_of_pocket fees, costs or expenses reasonably and actually incurred by such Indemnitee in conducting such contest (such costs, if requested by the Indemnitee, to be funded by the Borrower concurrently with such contest) and the amount of any interest or penalties which are required to be paid as a direct result of contesting such Claim. The Borrower shall be entitled to assume responsibility for and control of the defense of any Claim in respect of which any Indemnitee makes or intends to make a claim against the Borrower for indemnity pursuant to this Section 9.04, provided that (i) the legal counsel retained by the Borrower for such purpose is reasonably acceptable to the Agent and (ii) the Borrower pursues such contest diligently and in good faith and, upon the reasonable request of the Agent, provides the Agent with reasonable details of the status of the contest and copies of legal briefs, court filings and, subject to applicable considerations of legal privilege, counsel's memoranda relevant to such contest. In the event that (1) an Event of Default shall have occurred and be continuing or (2) the Borrower fails to comply with the foregoing requirements in any material respect, the applicable Indemnitee may, if such Event of Default or failure, as the case may be, continues after such Indemnitee has given the Borrower a reasonable opportunity, taking into account existing circumstances, to effect the applicable level of compliance, re-assume responsibility for and control of the relevant contest, which, in such circumstances, such Indemnitee agrees to pursue diligently and in good faith. To the extent the Borrower is entitled to defend any claim hereunder, the Indemnitee shall cooperate in good faith with the Borrower and may participate in the defense thereof at such Indemnitee's sole cost and expense.

         (C)   	Each Indemnitee shall supply the Borrower with such
         information as the Borrower shall reasonably request to defend or participate in any proceeding permitted by this Section 9.04; provided, however, that any such information which is proprietary or confidential need be furnished only under such arrangements designed to preserve to confidentiality or proprietary nature of the information as shall be reasonable under the circumstances.

         (D)  	No Indemnitee shall enter into a settlement or other
         compromise or consent to a judgment with respect to any Claim without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) unless such Indemnitee waives its rights in writing with respect to such Claims under this Section 9.04. The entering into of any such settlement or compromise or consent without the Borrower's prior written consent (unless the withholding of such consent by the Borrower requested by such Indemnitee shall have been unreasonable) shall constitute a waiver by such Indemnitee of its rights of indemnification hereunder in respect of such matter.

         (e) In the event the Borrower shall be obligated to indemnify any Indemnitee pursuant to this Section 9.04, the Borrower shall be subrogated to the rights of such Indemnitee in respect of the matter as to which the indemnity was paid and may pursue the same at the Borrower's expense. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Borrower shall have paid to such Indemnitee or for which the Borrower shall have reimbursed such Indemnitee pursuant to this Section 9.04, any Indemnitee shall promptly pay or cause to be paid to the Borrower an amount equal to such recovery together with any interest
         (other than interest for the period, if any, after such Claims were paid by such Indemnitee until such Claims were paid or reimbursed by the Borrower) received by such Indemnitee an account of such payment or reimbursement.

     	(c) 	The indemnities contained in this Section 9.04 shall expire and be of no further force or effect with respect to any Claim notice of which shall not have been given to the Borrower in writing (referring expressly to this Section 9.04) on or prior to the second anniversary of the repayment in full of the Loan and the termination of the Commitment.

     	(d)	The Borrower agrees that no Indemnitee shall have any liability
(whether direct or indirect, in contract or tort or otherwise) to either of them, any of their Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

     	SECTION 9.05. Sharing of Setoffs . Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Notes held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Notes held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     	SECTION 9.06. Amendments and Waivers . (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and if the rights or duties of the Agent are affected thereby, by the Agent, and if the rights, duties, privileges or obligations of the Swing Line Lender as provider of Swing Line Loans are affected thereby, by the Swing Line Lender); provided that, no such amendment or waiver shall, unless signed by all Banks, (i) change (other than pursuant to Section 8.03) the Commitment of any Bank or (other than pursuant to Section 2.16) increase the Total Revolving Credit Commitment or subject any Bank to any additional obligation, (ii) change the principal of or reduce the rate of interest on any Loan, or reduce the amount of any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the amount of principal, or reduce the amount of interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Loans, or
(viii) release any Guarantee given to support payment of the Loans.

     	(b)	The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver, consent or amendment effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

     	SECTION 9.07. No Margin Stock Collateral . Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

     	SECTION 9.08. Successors and Assigns . (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement, except as permitted under Section 5.07.

     	(b)	Any Bank may at any time sell to one or more Persons (each a
"Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and (x) the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (y) such Participant shall have no right to contact the Borrower directly, or to inspect its books and records or places of business, or to receive any information (financial or otherwise) directly from the Borrower. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, or the reduction of the amount of any interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any reduction in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or
(vi) the release of any Guarantee given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement (other than any Money Market Loan or Note) shall, within ten (10) Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of
Article VIII with respect to its participation in Loans outstanding from time to time.

     	(c)	Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or, in the case of its Syndicated Loans and Commitments, a proportionate part of all, of its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents (except that any assignment by Bank of America shall not include its rights, benefits or duties as the Swing Line Lender), and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an assignment occurring at a time no Event of Default is in existence, to an Assignee that is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be equal to $15,000,000 (or any larger multiple of $5,000,000 or any lesser amount up to such Bank's Commitment), (iii) if no Event of Default is in existence, no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank or an Affiliate thereof without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have more than two Assignees that are not then Banks at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $3,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee.

     	(d) 	Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

      (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     	(f) 	Anything in this Section 9.08 to the contrary notwithstanding, any
Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal
Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     	(g)(i)	Notwithstanding anything to the contrary contained herein,
but subject to subparagraph (ii) below, any Bank (a "Granting
Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting
Bank to the Agent and the Borrower, the option to provide to the Borrower all or part of any advance of a Loan that such Granting
Bank would otherwise be obligated to make to the Borrower (a
"Funding Obligation") pursuant to this Agreement; provided that
(A) nothing herein shall constitute a commitment by any SPC to make any advance of a Loan; (B) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such advance of a Loan, the Granting Bank shall be obligated to make such advance pursuant to the terms hereof; and (C) the SPC shall have debt obligations which have been assigned a rating by one or more rating agencies which rating is at least equal to the rating assigned to similar debt obligations of the Granting Bank. The making of an advance of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under the laws of the United States or any State thereof, with respect to any claims arising or related to this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 9.08(g)(i), any SPC may (I) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any advances of Loans to the Granting
Bank and (II) disclose on a confidential basis in compliance with the terms of Section 9.09 hereof any non-public information relating to its advances of Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. This Section 9.08(g) may not be amended without the written consent of the SPC.

     	(ii) The granting to, and exercise by any SPC of, the option to satisfy a Funding Obligation of a Granting Bank as set forth in subparagraph (i) above is subject to the following:

              (A)	such Granting Bank's obligations under this Agreement shall
              remain unchanged, including without limitation the indemnification obligations of the Granting Bank pursuant to Section 7.05 hereof;

              (B)	such Granting Bank shall remain solely responsible to the
              other parties hereto for the performance of all Funding Obli-gations;

              (C)	the Borrower and the Lenders shall continue to deal solely
              and directly with such Granting Bank in connection with such Granting Bank's rights and obligations under this Agreement; the Agent shall continue to deal directly with the Granting Bank as agent for the SPC with respect to distribution of payment of principal, interest and fees, notices of conversion and con-tinuation and all other matters;

              (D)	such Granting Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provisions of this Agreement;

              (e) the granting of such option shall not constitute an assignment to or participation of such SPC of or in the Granting Bank's Commitment and indebtedness and obligations owing thereto;

              (F)	such SPC shall not become a Bank nor acquire any rights
              hereunder as a result of the granting of such option;

              (G)	such SPC shall not become obligated or committed to make Loans as a result of the granting of such option; and

              (H)	if such SPC elects not to exercise such option or otherwise
              fails to make all or any part of any Loan, the Granting Bank shall retain its Funding Obligation and be obligated to make the entire
              Loan or any portion of such Loan not made by such SPC.

     	SECTION 9.09. Confidentiality . Each Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated or stated to be confidential information (or when the circumstances under which such information is delivered or when the content thereof would cause a reasonable person to believe that such information is confidential), confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or the Loan Documents (such Persons to likewise be under similar obligations of confidentiality with respect to such information); provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, independent auditors and to such Bank's Affiliates, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09; provided, that, should disclosure of any such confidential information be required by virtue of clause (ii) or (v) of the immediately preceding sentence, any relevant Bank shall (unless prohibited by law) promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, no Bank shall be required to delay compliance with any directive to disclose beyond the last date such delay is legally permissible any such information so as to allow the Borrower to effect any such action.

     	SECTION 9.10. Representation by Banks . Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Note or Notes held by that Bank shall at all times be within its exclusive control.

     	SECTION 9.11. Obligations Several . The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.

     	SECTION 9.12. Georgia Law . This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.

     	SECTION 9.13. Severability . In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

     	SECTION 9.14. Interest . In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Banks hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable against the Agent or any Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Loan
Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non_principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

     	SECTION 9.15. Interpretation . No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision. The obligations of good faith and fair dealing shall be imposed upon each party to this Agreement.

     	SECTION 9.16. Consent to Jurisdiction . The Borrower (a) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against, the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

     	SECTION 9.17. Counterparts . This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


					THE HOME DEPOT, INC.		(SEAL)

					By:	   /s/ Carol Tome
					Name: 	Carol Tome
					Title:	Treasurer

					The Home Depot, Inc.
					2455 Paces Ferry Road, C22
					Atlanta, Georgia 30339-4024
                              Attention: Dennis Carey, Chief Financial Officer
					Telecopier number:   (770) 384-2743
					Confirmation number: (770) 384-2753

					The Home Depot, Inc.
					2455 Paces Ferry Road, B12
					Atlanta, Georgia 30339-4024
					Attention: Carol Tome, Treasurer
					Telecopier number:   (770) 384-5736
					Confirmation number: (770) 384-2044

					BANK OF AMERICA, N.A., as Agent for the Banks


					By:   	/s/ Kathryn W. Robinson
					Name:	 Kathryn W. Robinson
					Title:	Managing Director


					Address for Notices:
					Bank of America, N.A.
                              600 Peachtree St., N.e., 21st Floor
					Atlanta, Georgia 30308
					Attention: 	Kathryn W. Robinson
					Telephone:  (404) 607-5887
					Telecopier:	(404) 607-6467

					BANK OF AMERICA, N.A.


					By:   	/s/ Kathryn W. Robinson
					Name: 	Kathryn W. Robinson
					Title:	Managing Director


					Lending Office for Base Rate Loans:
						Bank of America, N.A.
						101 North Tryon Street, 15th Floor
						NC1-001-15-05
						Charlotte, North Carolina  28255
						Attention:     Ms. Grace Kim
						Telephone:	    (704) 386-4550
						Telefacsimile:	(704) 409-0056

					Wire Transfer Instructions:
						Bank of America, N.A.
						ABA#:	         053000196
						Account No.: 	 136621-2250600
						Reference: 	   Home Depot
						Attention: 	   Administrative Services

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						Bank of America, N.A.
						101 North Tryon Street, 15th Floor
						NC1-001-15-05
						Charlotte, North Carolina  28255
						Attention:    	Ms. Grace Kim
						Telephone:	    (704) 386-4550
						Telefacsimile:	(704) 409-0056

					Wire Transfer Instructions:
						Bank of America, N.A.
						ABA# 053000196
						Account No.: 	 136621-2250600
						Reference: 	   Home Depot
						Attention: 	   Administrative Services

					WACHOVIA BANK, N.A.


					By:   	/s/ Anne Sayles
					Name:	 Anne Sayles
					Title:	Vice President


					Lending Office for Base Rate Loans:
						Wachovia Bank, N.A.
						191 Peachtree Street
						Atlanta, Georgia 30303
						Attention:    	Adrienne Durham
						Telephone:    	(404) 332-6878
						Telefacsimile:	(404) 332-6408

					Wire Transfer Instructions:
						Wachovia Bank, N.A.
						ABA#: 	061000010
						Account No.:   18-171-498
						Account:	      Money Transfer Clearing
						Reference: 	   The Home Depot, Inc.
						Attention: 	   Adrienne Durham

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						Wachovia Bank, N.A.
						191 Peachtree Street
						Atlanta, Georgia 30303
						Attention:    	Adrienne Durham
						Telephone: 	   (404) 332-6878
						Telefacsimile:	(404) 332-6408

					Wire Transfer Instructions:
						Wachovia Bank, N.A.
						ABA#:         	061000010
						Account No.:	  18-171-498
						Account:	      Money Transfer Clearing
						Reference: 	   The Home Depot, Inc.
						Attention:    	Adrienne Durham

					FIRST UNION NATIONAL BANK


					By:   	/s/ Jeff Fisher
					Name:	 Jeff Fisher
					Title:	Assistant Vice President


					Lending Office for Base Rate Loans:
						214 N. Hogan Street
						Jacksonville, FL 32202
						Attention:    	Cindy Petry
						Telephone:	    (904) 489-6095
						Telefacsimile:	(904) 489-1010

					Wire Transfer Instructions:
						First Union National Bank
						Jacksonville, Florida
						ABA#:         	063000021
						Account No.: 	 145916 2008
						Reference: 	   The Home Depot, Inc.
						Attention:    	Cindy Petry

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						London, UK
						Attention:	    Claire Hatherley
						Telephone:	    44-171-621-1477
						Telefacsimile:

					Wire Transfer Instructions:
						First Union National Bank
						Jacksonville, Florida
						ABA#:	        063000021
						Account No.: 	145916 2008
						Reference:   	The Home Depot, Inc.
						Attention: 	  Cindy Petry

					THE BANK OF NEW YORK


					By:    /s/ Michael V. Flannery
					Name:	 Michael V. Flannery
					Title:	Vice President


					Lending Office for Base Rate Loans:
						The Bank of New York
						One Wall Street, 8th floor
						New York, New York 10286
						Attention:     Howard F. Bascom, Jr.
						Telephone:	    (212) 635-7894
						Telefacsimile:	(212) 635-1481

					Wire Transfer Instructions:
						The Bank of New York
						101 Barclay Street
						ABA#:	         021000018
						GLA No.: 	     111556
						Reference:   	 The Home Depot, Inc.
						Attention:   Commercial Loan Servicing Department

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						The Bank of New York
						One Wall Street, 8th floor
						New York, New York 10286
						Attention:    	Howard F. Bascom, Jr.
						Telephone:	    (212) 635-7894
						Telefacsimile:	(212) 635-1481

					Wire Transfer Instructions:
						The Bank of New York
						101 Barclay Street
						ABA#:         	021000018
						GLA No.: 	     111556
						Reference:   	 The Home Depot, Inc.
						Attention: 	   Commercial Loan Servicing	Department

					CREDIT SUISSE FIRST BOSTON


					By:   	/s/ Thomas G. Muoio
					Name:	 Thomas G. Muoio
					Title:	Vice President


					Lending Office for Base Rate Loans:
						Credit Suisse First Boston
						Eleven Madison Avenue
						New York, New York 10010
						Attention:     Robert Finney
						Telephone:	    (212) 325-9038
						Telefacsimile:	(212) 325-8319

					Wire Transfer Instructions:
						Credit Suisse First Boston
						ABA#:         	021 000 018
						Account No.: 	 8900329262
						Reference: 	   Home Depot
						Attention:    	Patricia Matos

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						Credit Suisse First Boston
						Eleven Madison Avenue
						New York, New York 10010
						Attention:	    Robert Finney
						Telephone:	    (212) 325-9038
						Telefacsimile:	(212) 325-8319

					Wire Transfer Instructions:
						Credit Suisse First Boston
						ABA#:         	021 000 018
						Account No.: 	 8900329262
						Reference: 	   Home Depot
						Attention:    	Patricia Matos

					BANK ONE, NA (Main Office-Chicago)

  			By:    /s/ Eva Drinis
					Name:	 Eva Drinis
					Title:	Commercial Banking Officer


					Lending Office for Base Rate Loans:
						1 Bank One Plaza
						Chicago, Illinois 60670
						Attention:    	Maribel Lorenzo
						Telephone:	    (312) 732-7271
						Telefacsimile:	(312) 732-2715

					Wire Transfer Instructions:
						Bank One, NA
						Chicago, Illinois
						ABA#: 	071000013
						Account No.: 	4811-5286-0000
						Reference:   	Home Depot
						Attention:  	 LS2 Incoming Account

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						1 Bank One Plaza
						Chicago, Illinois 60670
						Attention:	    Maribel Lorenzo
						Telephone:    	(312) 732-7271
						Telefacsimile:	(312) 732-2715

					Wire Transfer Instructions:
						Bank One, NA
						Chicago, Illinois
						ABA#: 	071000013
						Account No.: 	4811-5286-0000
						Reference:   	Home Depot
						Attention:   	LS2 Incoming Account

					REVOLVING COMMITMENT VEHICLE
     CORPORATION-Morgan Guaranty Trust Company
					of New York as Attorney in Fact for The Revolving
					Commitment Vehicle

					By:	   /s/ David P. Weintrob
					Name:	 David P. Weintrob
					Title:	Vice President


					Lending Office for Base Rate Loans:
						Morgan Guaranty Trust Company of New York
						60 Wall Street
						New York, New York 10260-0060
						Attention:     Dennis Wilczek
						Telephone:	    (212) 648-1265
						Telefacsimile:	(212)648-5018

					Wire Transfer Instructions:
						Morgan Guaranty Trust Company of New York
						ABA#:         	021000238
						Loan Department
						Account No.:  	999 99 090
						Reference: 	   Home Depot


					Lending Office for Euro-Dollar Loans and Offshore Loans:
						Morgan Guaranty Trust Company of New York
						Nassau Bahamas Office
						c/o J.P. Morgan Services Inc.
						Euro-Loan Servicing United
						500 Stanton Christiana Road
						Newark, Delaware 19713
						Attention:	    Drew Lipsett
						Telephone:	    (302) 634-8177
						Telefacsimile:	(302) 634-1872

					Wire Transfer Instructions:
						Morgan Guaranty Trust Company of New York
						ABA#:	         021000238
						Loan Department
						Account No.:  	999 99 090
						Reference:    	Home Depot

					TORONTO DOMINION (TEXAS), INC.

					By:	   /s/ Jimmy Simien
					Name:	 Jimmy Simien
					Title:	Vice President


					Lending Office for Base Rate Loans:
						Toronto Dominion (Texas), Inc.
						909 Fannin Street
						Suite 1700
						Houston, TX 77010
						Attention:    	Jimmy Simien
						Telephone:	    (713) 653-8239
						Telefacsimile:	(713) 951-9921

					Wire Transfer Instructions:
						Bank of America, New York
						ABA#:         	026009593
						Name of Account: 	Toronto Dominion Bank, Houston
						Account No.:   6550652270
						Reference: 	   Home Depot


					Lending Office for Euro-Dollar Loans and Offshore Loans:
						Toronto Dominion (Texas), Inc.
						909 Fannin Street
						Suite 1700
						Houston, TX 77010
						Attention:    	Jimmy Simien
						Telephone:	    (713) 653-8239
						Telefacsimile:	(713) 951-9921

					Wire Transfer Instructions:
						Bank of America New York
						ABA#:	         026009593
						Name of Account:	Toronto Dominion Bank, Houston
						Account No.: 	 6550652270
						Reference:    	Home Depot

ABN AMRO BANK N.V.	      			ABN AMRO BANK N.V.


By:	   /s/ Steven Hipsman		  		By:	   /s/ Patrick Thom
Name:	 Steven Hipsman	    			  Name:	 Patrick Thom
Title:	Vice President				  	   Title: Vice President


					Lending Office for Base Rate Loans:
						208 South LaSalle Street,Suite 150
						Chicago, Illinois 60604-1003
						Attention:    	Credit Administration
						Telephone:	    (312) 992-5110
						Telefacsimile:	(312) 992-5111


					Wire Transfer Instructions:
						ABN AMRO Bank N.V.
						New York, New York
						ABA#:         	026009580
						F/O ABN AMRO Bank, N.V.
						Chicago Branch CPU
						Account No.:  	650-001-1789-41
						Reference:    	CPU 00431052 The Home Depot, Inc.
						Attention:    	N/A

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						208 South LaSalle Street,Suite 150
						Chicago, Illinois 60604-1003
						Attention:    	Credit Administration
						Telephone:	    (312) 992-5110
						Telefacsimile:	(312) 992-5111

					Wire Transfer Instructions:
						ABN AMRO Bank N.V.
						New York, New York
						ABA#:         	026009580
						F/O ABN AMRO Bank, N.V.
						Chicago Branch CPU
						Account No.:  	650-001-1789-41
						Reference: 	   CPU 00431052 The Home Depot, Inc.
						Attention:    	N/A

					BANKBOSTON, N.A.


					By:	   /s/ Peter L. Griswold
					Name:	 Peter L. Griswold
					Title:	Managing Director


					Lending Office for Base Rate Loans:
						BankBoston, N.A.
						100 Federal Street
						Boston, Massachusetts 02110
						Attention:    	Peter L. Griswold
						Telephone:	    (617) 434-8312
						Telefacsimile:	(617) 434-6685

					Wire Transfer Instructions:
						BankBoston, N.A.
						Boston, Massachusetts
						ABA#:	         011-000-390
						Account No.: 	 N/A
						Reference: 	   The Home Depot, Inc.
						Attention: 	   Commercial Ln. Svs., Admin. 57

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						BankBoston, N.A.
						100 Federal Street
						Boston, Massachusetts 02110
						Attention:     Peter L. Griswold
						Telephone:	    (617) 434-8312
						Telefacsimile:	(617) 434-6685

					Wire Transfer Instructions:
						BankBoston, N.A.
						Boston, Massachusetts
						ABA#:         	011-000-390
						Account No.:  	N/A
						Reference:    	The Home Depot, Inc.
						Attention:    	Commercial Ln. Svs., Admin. 57

					SUNTRUST BANK, ATLANTA


					By:   	/s/ Shelley M. Browne
					Name: 	Shelley M. Browne
					Title:	Vice President


					Lending Office for Base Rate Loans:
						SunTrust Bank, Atlanta
						303 Peachtree Street, 3rd Floor, Mailcode 1928
						Atlanta, Georgia 30308
						Attention:    	Margaret A. Jaketic
						Telephone:	    (404) 588-8682
						Telefacsimile:	(404) 588-8505

					Wire Transfer Instructions:
						SunTrust Bank, Atlanta
						Atlanta, Georgia
						ABA#:         	061 000 104
						Account No.:  	9088000112
						Account Name: 	Wire Clearing
						Reference: 	   Home Depot
						Attention: 	   Diane Grey

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						SunTrust Bank, Atlanta
						303 Peachtree Street, 3rd Floor, Mailcode 1928
						Atlanta, Georgia 30308
						Attention:    	Margaret A. Jaketic
						Telephone:	    (404) 588-8682
						Telefacsimile:	(404) 588-8505

					Wire Transfer Instructions:
						SunTrust Bank, Atlanta
						Atlanta, Georgia
						ABA#:         	061 000 104
						Account No.: 	 9088000112
						Account Name:  Wire Clearing
						Reference:    	Home Depot
						Attention:    	Diane Grey

					THE CHASE MANHATTAN BANK


					By:    /s/ Margaret T. Lane
					Name:	 Margaret T. Lane
					Title:	Vice President


					Lending Office for Base Rate Loans:
						1 Chase Manhattan Plaza
						New York, New York 10081
						Attention:	    Maggie Lane
						Telephone:     (212) 270-9803
						Telefacsimile:	(212) 270-5646

					Wire Transfer Instructions:
						The Chase Manhattan Bank
						New York, New York
						ABA#:         	021000021
						Account No.: 	 N/A
						Reference: 	   Home Depot
						Attention:    	Loan Department

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						1 Chase Manhattan Plaza
						New York, New York 10081
						Attention:   	 Maggie Lane
						Telephone:	    (212) 270-9803
						Telefacsimile:	(212) 270-5646

					Wire Transfer Instructions:
						The Chase Manhattan Bank
						New York, New York
						ABA#:         	021000021
						Account No.: 	 N/A
						Reference: 	   Home Depot
						Attention: 	   Loan Department

					DEUTSCHE BANK AG NEW YORK BRANCH
					  AND/OR CAYMAN ISLANDS BRANCH


				By:	   /s/ William W. McGinty	      /s/ Joel Makowsky
				Name:	 William W. McGinty           Joel Makowsky
				Title:	Director                     Vice Presiden


					Lending Office for Base Rate Loans:
						31West 52nd Street, 24th Floor
						New York, New York 10019
						Attention:	    Alexander Karow
						Telephone:	    (212) 469-8532
						Telefacsimile: (212) 469-8212

					Wire Transfer Instructions:
						Deutsche Bank AG New York Branch
						ABA#:         	026-00-3780
						Account No.:  	N/A
						Reference:  	  The Home Depot, Inc.
						Attention:  	  Carmen L. Melendez

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						31West 52nd Street, 24th Floor
						New York, New York 10019
						Attention:	    Alexander Karow
						Telephone:	    (212) 469-8532
						Telefacsimile: (212) 469-8212

					Wire Transfer Instructions:
						Deutsche Bank AG Cayman Islands Branch
						c/o Deutsche Bank AG New York Branch
						ABA#:         	026-00-3780
						Account No.:  	N/A
						Reference:  	  The Home Depot, Inc.
						Attention:    	Carmen L. Melendez

					THE NORTHERN TRUST COMPANY

     By:    /s/ Mark e. Taylor
     Name:  Mark e. Taylor
					Title:	Second Vice President


					Lending Office for Base Rate Loans:
						50 S. LaSalle, 11th Floor
						Chicago, Illinois 60675
						Attention:   	 Lisa Taylor
						Telephone:   	 (312) 444-4196
						Telefacsimile: (312) 444-5055

					Wire Transfer Instructions:
						The Northern Trust Bank
						ABA#:         	071000152
						Account No.:  	5186401000
						Reference:    	Home Depot
						Attention:    	Linda Honda

					Lending Office for Euro-Dollar Loans and Offshore Loans:
						50 S. LaSalle, 11th Floor
						Chicago, Illinois 60675
						Attention:   	 Lisa Taylor
						Telephone:   	 (312) 444-4196
						Telefacsimile: (312) 444-5055

					Wire Transfer Instructions:
						The Northern Trust Bank
						ABA#:         	071000152
						Account No.:  	5186401000
						Reference:     Home Depot
						Attention:    	Linda Honda